UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Thor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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Letter from the Board of Directors

Dear Fellow Shareholders of

Thor Industries:

As your Board of Directors, we are pleased to report the performance of your Company in Fiscal Year 2018. As a Board, we focus our efforts on business strategy, risk management, talent development, succession planning, and Thor’s commitment to its culture of ethics and compliance. In recent years, we have made many changes to how we govern the Company.

In this proxy statement, in addition to the annually recurring voting matters, we ask for your vote to declassify our Board. Our classified Board served this Company well for many years, but we have determined that in today’s environment, declassification provides the best structure for our Board. Please support us in this significant initiative. Our mission is to help your Company achieve sustainable operating and financial performance and to drive both short-term and long-term Shareholder value.

Our industry faced headwinds in 2018 that impacted both our top and bottom lines. These headwinds included a new tariff policy that prompted our domestic suppliers to opportunistically raise prices and a prolonged winter that hampered the early portion of what is typically the kickoff of our prime selling season. Once winter cleared, however, retail sales for our products, while tempered from the rapid growth of last year, remained strong. The return of strong retail demand after winter cleared supports our belief that the fundamentals for our industry and your Company remain strong for the foreseeable future.

Regarding our bottomline, the rapidity with which some of our domestic suppliers took price increases impacted our margin performance; however, from the time the tariffs were announced, we developed and implemented strategies to offset their impact. The strategies included strategic buying initiatives, decontenting certain components in our units to maintain a steady price point, and, when appropriate and necessary, price increases. We are meeting the challenges posed by the tariffs, and we have taken the appropriate steps to minimize their impact on our margins as we look ahead. Neither weather nor an aggressive tariff policy is an excuse, rather these are factors that impeded our wholesale performance as retail pull-through was impacted and caused an increase to our cost of goods sold during Fiscal Year 2018. The initiatives we implemented, together with the continued robustness of our retail market, leave us emboldened about our future.

As a consequence of the headwinds identified above, our stock price had a tough year after nearly five (5) years of consistent and, at times, rapid growth. We ended our year at $94.85, down 10% from the prior year. Over the past five years, our stock price has increased by 75.5% which compares favorably to the Russell 3000’s growth over the same period of 65.9%. While the short term performance of our stock was disappointing, to say the least, we continue to have a positive outlook on our long-term performance and, therefore, our stock price.

Governance Developments

Good corporate governance is a hallmark of any successful company. At Thor, our governance is the foundation for financial integrity and sustained performance. Our focus on governance in Fiscal Year 2018 led to significant improvements in our governance structure. In Fiscal Year 2018, we amended our Amended and Restated By-laws consistent with current best practices to institute a proxy access program and adopted certain advance notice provisions for Shareholder proposals. The proxy access program

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        1

provides proxy access to a group of up to twenty (20) Shareholders who have maintained ownership of at least 3% of Thor’s outstanding stock for at least three (3) years the right to include in the Company’s Proxy Statement nominees for election as Directors representing up to 25% of the Board or a total of two (2) Directors, whichever is greater. Also, in this proxy, our proposal to declassify the Board is submitted for shareholder vote.

In Fiscal Year 2018, we saw the retirement of long-term Board member, Alan Siegel. Alan was a great champion for your Company and for you. He served the company extraordinarily well since its inception. Alan was replaced on the Board by Christopher Klein, the CEO of Fortune Brands Home & Security, Inc. Chris has already proven to be a great strategic asset to our Board. Most recently, in October 2018, we voted to expand our Board of Directors to nine (9), and we added Amelia A. Huntington to fill the final remaining vacancy on our Board. Amelia recently served as the CEO of Philips Lighting, Americas. Amelia’s experience with multinational operations is a valuable skill as we expand our operations to Europe. We are excited to add her to our Board.

Looking Ahead

Supported by strong demographics and an outstanding management team, we remain confident in the future of your Company. This confidence was manifested in the recent announcement that Thor entered into a contract to acquire the Erwin Hymer Group, Europe’s leading RV manufacturer. With production facilities in Germany, Italy, and the U.K. and a market presence throughout Europe and North America, the Erwin Hymer Group is comprised of a well-recognized, respected and established family of brands. Our team has evaluated opportunities in Europe for years, but remained patient for the right opportunity. Acquisition of the Erwin Hymer Group was that opportunity. Immediately accretive, this acquisition will offer opportunities for synergistic value for decades to come.

As we look ahead, we remain confident in the future of Thor Industries and thank you--our Shareholders--for the trust and confidence that each of you place in Thor, and we hope to see you at the Meeting.

The Board of Directors of Thor Industries, Inc.

Notice of Annual Meeting of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Thor Industries, Inc. Annual Meeting of Shareholders to be Held on December 14, 2018

Dear Fellow Shareholders,

It is our pleasure to invite you to our Annual Meeting of Shareholders (our “Meeting” or “Annual Meeting”) that will be held on December 14, 2018, at 1:00 p.m., Eastern Standard Time, at the Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017 in the Park Avenue Room. At the meeting, our Shareholders will be asked to:

Board Recommendations
●	Elect the Class C Directors named in the Proxy Statement;	FOR

●	Ratify the appointment of the independent registered public accounting firm;	FOR

●	Vote, on an advisory basis, to approve the Named Executive Officer compensation;	FOR

●	Vote to approve declassification of the Board; and	FOR

●	Transact such other business as may properly come before the Meeting.

Shareholders of record as of the close of business on October 15, 2018 (the “Record Date”) are entitled to vote at the Annual Meeting and any postponement or adjournment thereof. We hope that you will attend our Meeting. In the event that you cannot attend, we strongly urge you to vote your shares by following the instructions on the included Notice Card.

Thor Industries tremendously values the input of its Shareholders. Your vote, every vote, is important to us. Please take the time to review our Proxy Statement and submit your votes.

We appreciate your continued confidence in our Company and look forward to seeing you at the Annual Meeting on December 14, 2018.

Peter B. Orthwein	Todd Woelfer
Executive Chairman	Senior Vice President, General
of the Board	Counsel, and Corporate Secretary

The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You are entitled to vote at the Meeting if you were a holder of record of Thor Industries, Inc. common stock, $0.10 par value (“Common Stock”), at the close of business on October 15, 2018. At the close of business on that date, 52,806,981 shares of our Common Stock were outstanding and entitled to vote.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS

Via The Internet	By Telephone
You may vote by internet 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 13, 2018, by following the instructions listed on the Notice Card.	You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, on December 13, 2018, by following the instructions listed on the Notice Card.

By Mail	In Person
You can only vote by mail if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.	Attend the Meeting in person. If you plan to attend the Annual Meeting, you will be required to present photo identification and verification of the amount of shares held as of October 15, 2018, to gain access to the meeting.

Notice to Shareholders: Our 2018 Proxy Statement and Annual Report on Form 10-K are available free of charge on our website at www.thorindustries.com.

Proxy Summary

This summary highlights certain information contained in our Fiscal Year 2018 Proxy Statement. While it does not contain all of the information in this Proxy Statement, it provides an overview of the information discussed herein. You should carefully review the entire Proxy Statement before voting.

Voting Matters

Proposal 1:	Election of Directors
Board
	Andrew Graves	Recommendations

Mr. Graves joined our Board in 2010. He is currently the chair of our Compensation and Development Committee and a member of the Nominating and Corporate Governance Committee. Mr. Graves is a consultant with Motorsport Aftermarket Group, a leading manufacturer, distributor, and online retailer of aftermarket products in the powersports industry. His extensive management experience in related consumer businesses makes him an asset to our Board.

FOR
Amelia A. Huntington

Ms. Huntington joined our Board in 2018. She recently served as the Chief Executive Officer of Philips Lighting, Americas, a leading manufacturer of commercial lighting solutions. Ms. Huntington is a member of the Audit Committee and the Compensation and Development Committee. Her extensive management experience in multinational operations makes her an asset to our Board.

FOR
Christopher Klein

Mr. Klein joined our Board in 2017. He is the Chief Executive Officer of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products. Mr. Klein is a member of the Audit Committee and the Compensation and Development Committee. His extensive management experience and treasury and consulting background make him an asset to our Board.

FOR

Proposal 2:	Ratification of Appointment of Independent Registered Accounting Firm for Fiscal Year 2019	FOR

Proposal 3:	Advisory Vote to Approve the Compensation of our Named Executive Officers (“NEOs”)	FOR

Proposal 4:	Declassification of our Board Of Directors	FOR

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        5

Business Highlights

Despite the headwinds outlined in our letter, in Fiscal Year 2018, we set a record as we generated $8.33 billion in sales. Our top line drove records for net income at $430 million and diluted earnings per share of $8.14.

Our three-year Total Shareholder Return averaged over 21% and put us 2nd of our peer group as disclosed in this Proxy Statement.

Record Earnings Our net income has grown at the rate of over 25% per year over the last six (6) years.

Sales Growth Over the last six (6) years, our net sales have grown at the rate of over 21% per year.

Diluted EPS Over the last six (6) years, our EPS has grown at the rate of over 25% per year.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        7

Business Highlights

History of Increasing Regular Dividends

Thor’s ultimate mission is to return value to our Shareholders. To that end, Thor has increased its regular cash dividends each of the last eight (8) years and recently announced a 5% increase in the dividend awarded in the first quarter of Fiscal Year 2019.

Cash Generation We have a strong history of consistent cash generation, and Fiscal Year 2018 was no exception.

Compensation Highlights

Compensation Breakdown

FY 2018 CEO COMPENSATION BREAKDOWN

FIXED PAY
Base Salary
5%

VARIABLE PAY
Short-term Incentive
63%

VARIABLE PAY
Long-term Incentive
32%

VARIABLE PAY
Total
95%

CEO

FY 2018 NEO COMPENSATION BREAKDOWN

(includes all NEOs)

FIXED PAY
Base Salary
11%

VARIABLE PAY
Short-term Incentive
54%

VARIABLE PAY
Long-term Incentive
35%

VARIABLE PAY
Total
89%

NEO

Alignment of Pay and Performance

Alignment of pay to performance was an essential strategy implemented by our founders when they founded the company in 1980. In Fiscal Year 2018, Thor remained true to this strategy and its compensation plan. Our plan relies heavily upon variable performance-based incentives calculated upon the Company’s net income before tax (“NBT”), resulting in a strong linkage between pay and financial performance. We believe our plan, while different, is time-tested, proven, simple, and transparent. We remain confident it drives performance and aligns NEO pay with our return to Shareholders better than alternative plans over time.

In Fiscal Year 2018, a predominant percentage of our CEO and other Named Executive Officer (“NEO”) compensation was variable incentive pay as demonstrated by the accompanying charts.

Key Compensation Actions Taken in Fiscal Year 2018

•  No increase in base salary and we lowered the cash incentive compensation metric and raised the equity incentive metric for our NEOs, including our CEO, Robert W. Martin to increase the amount of compensation paid in equity creating better alignment with shareholders.

•  Continued use of a compensation advisory firm, Willis Towers Watson, for benchmarking.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        9

Corporate Governance Highlights

Good corporate governance is essential to the continued long-term success of our business. The following list identifies important governance actions and practices at Thor in Fiscal Year 2018:

Director Independence

•  Seven (7) of our nine (9) Directors are independent

•  Independent Lead Director

•  Board committees comprised entirely of independent members of the Board

•  Independent Directors meet without management present

Board Refreshment

•  Balance of new and experienced Directors

•  Followed a mandatory retirement policy requiring all Directors who are 72 years of age or older to submit a resignation to the Board for consideration each year

•  Guided by a newly adopted diversity policy

Board Accountability

•  Implemented a majority voting standard for Directors requiring Directors in uncontested elections to be elected by a majority of the votes cast and requiring submission of resignation in the event that the required majority vote is not received

•  Developed a proposal to amend our Certificate of Incorporation to declassify our Board and require each Director to stand for election each year, which is presented to the Shareholders for vote at our 2018 Annual Meeting via this Proxy Statement

Board Evaluation & Effectiveness	• Annual Board Self-Assessment • Bifurcated Chairman and CEO roles
Director Engagement

•  All Directors attended 99% of Board and Committee meetings in Fiscal Year 2018

•  No Directors serve on an excessive number of outside boards

•  Board committees possess the right to hire advisors

•  Executives do not sit on outside for-profit boards

Clawback and Anti-Hedging Policies

•  “No Fault” Clawback Policy: Return of incentive compensation when financial restatement is required

•  Anti-hedging, short sale, and pledging policies

•  Double trigger change in control provisions added to 2010 Equity Plan and made part of our 2016 Equity Plan requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award

Share Ownership	• Share ownership and retention guidelines for Directors and Officers
Proxy Access	• Allow for Proxy Access for up to twenty (20) Shareholders who, in the aggregate, hold at least 3% of Thor’s outstanding stock for a period of at least three (3) years
Board Engagement	• Continued Shareholder and advisory firm engagement • Disclosure of Company Governance Guidelines

Proxy Summary		Proxy Statement
4	Notice of Annual Meeting

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors (the “Board” or “Board of Directors”) of Thor Industries, Inc. (the “Company”, “Thor”, “we”, or “us”), to be used at the 2018 Annual Meeting of the Shareholders of the Company. The proxy card or voting instruction form sets forth your holdings of Common Stock of the Company. We expect that, on or after October 31, 2018, this Proxy Statement will be available through the Internet.

4	Board Recommendations
12	Voting Instructions and Information
Election of Directors
14	Proposal 1 – Election of Directors
15	Director Nominees
17	Current Directors Not Up for Re-Election
22	Corporate Governance
24	Board Risk Oversight
25	Shareholder Communications
27	Executive Officers Who Are Not Directors
Ratification of Independent Auditors
28	Proposal 2 – Ratification of Independent Registered Public Accounting Firm
30	Report of Audit Committee
Advisory Vote to Approve Named Executive Officer Compensation
31	Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation
Vote to Declassify the Board of Directors
32	Proposal 4 – Vote on Declassification of our Board of Directors
Compensation Discussion and Analysis
35	CD&A Summary
39	Our Compensation Philosophy
42	Our NEO Compensation for Fiscal Year 2018
43	Additional Compensation Elements
44	Severance Plans and Change in Control Agreements
45	How We Make Compensation Decisions
45	Our Peer Group
47	Measuring the Alignment
49	Report of the Compensation and Development Committee
50	2018 CEO Pay Ratio
51	Interlocks, Insider Participants, and Risk Assessment
53	Summary Compensation Table
54	Grants of Plan-Based Awards
55	Executive Employment Agreements
55	Summary of Equity Compensation Plans
58	Outstanding Equity Awards at 2018 Fiscal Year-End
58	Option Exercises and Shares Vested in Fiscal Year 2018
59	Non-Qualified Deferred Compensation for Fiscal Year 2018
60	Summary of Deferred Compensation Plan
62	Ownership of Common Stock
64	Additional Corporate Governance Matters
64	Certain Relationships and Transactions with Management
APPENDIX A
65	Amendment to Amended and Restated Certification of Incorporation

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        11

Voting Instructions and Information

General Information About our Annual Meeting

A copy of this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2018 (“Fiscal Year 2018”), will be sent to any Shareholder who requests a copy through any of the following methods:

•	By internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By e-mail: sendmaterial@proxyvote.com

The Annual Report is not to be considered a part of this proxy soliciting material.

Who Can Vote

You are entitled to vote if our records show that you held shares in our Company as of the Record Date, October 15, 2018. At the close of business on that date, 52,806,981 shares of our Common Stock were outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote. A list of Shareholders entitled to vote at the Annual Meeting will be available for examination by Shareholders at the Meeting and during regular business hours at the Company’s office for ten (10) days prior to the Meeting.

How to Vote

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Shareholder of record, we may furnish our proxy materials, including this Proxy Statement and our Annual Report to Shareholders, by providing access to these documents on the Internet. Generally, Shareholders will not receive printed copies of the proxy materials unless they request them.

If your Common Stock is held through a broker, bank, or other nominee (held in “street name”), you will receive instructions from the entity holding your stock that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from the entity holding your shares and bring it to the Meeting.

If you hold shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet

Availability (“Notice Card”) or the proxy card (if printed materials were requested). Of course, you can always come to the Meeting and vote your shares in person.

Shareholders may vote their shares by proxy in any of the following ways:

1.	By Internet: You may vote by internet 24 hours a day through 11:59 p.m., Eastern Standard Time, December 13, 2018, by following the instructions listed on the Notice Card.

2.	By Telephone: You may vote by telephone 24 hours a day through 11:59 p.m., Eastern Standard Time, December 13, 2018, by following the instructions listed on the Notice Card.

3.

By Mail: You may vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. You may request proxy materials by following the instructions listed on the Notice Card. You may then vote by completing, signing, dating, and returning a proxy card.

4.	At the Meeting: You may attend the Meeting and vote in person.

A proxy submitted by mail that is properly executed and timely returned to our Company that is not revoked prior to the Meeting will be voted in accordance with your instructions. If no instructions are given with respect to the proposal to be voted upon at the Meeting, proxies will be voted in accordance with the recommendations of our Board of Directors on such proposals. You may revoke your proxy at any time until exercised by giving written notice to the Secretary of our Company, by voting in person at the Meeting, or by timely submitting a later-dated proxy by mail, internet, or telephone. At our Meeting, a representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.

How Votes are Counted

A quorum is required to transact business at our Meeting.

Shareholders of record constituting a majority of the shares entitled to cast votes shall constitute a quorum. If you have returned valid proxy instructions or attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters voted upon at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting

Your vote may be (i) “for” or “withhold” on the proposal relating to the election of Directors, and (ii) “for”, “against”, or “abstain” on each of the other proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal other than the proposal to declassify the Board of Directors. With respect to director elections, our Amended and Restated By-Laws (“By-Laws”) require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an uncontested election, contingent upon the acceptance of the proffered resignation by the Board, with the recommendation of the Nominating and Corporate Governance Committee of the Board. Under our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% of the shares of the Company entitled to vote generally for the election of Directors, voting together as a single class, is required to approve the proposal to declassify the Board of Directors. Broker non-votes and abstentions will not impact the outcome of the vote on the proposals related to the election of Directors, ratification of the appointment of our independent registered accounting firm and the advisory vote to approve NEO compensation, as they are not counted as votes cast, but will have the same effect as votes against the proposal to declassify our Board of Directors. It is important to be aware that if you hold shares in street name with a broker, bank, or other nominee, and you do not submit voting instructions, then your broker, bank, or nominee will not be permitted to vote your shares in its discretion on any of the matters set for vote at our Meeting other than Proposal 2 relating to the ratification of the appointment of our independent registered public accounting firm, which is considered a routine matter.

Cost of Proxy Solicitation

The cost of solicitation is being borne by our Company.

Shareholders Sharing an Address

We will deliver only one Notice of Internet Availability and one Proxy Statement and/or Annual Report, if requested, to multiple Shareholders sharing an address unless we receive contrary instructions from one or more of such Shareholders. We will undertake to deliver promptly, upon written or oral request, separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement to a Shareholder at a shared address to which single copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement are delivered. A Shareholder can notify us either in writing or by phone that the Shareholder wishes to receive separate copies of the Notice of Internet Availability, Annual Report, and/or Proxy Statement, or Shareholders sharing an address can request delivery of single copies of the Notice of Internet Availability, Annual Report and/or Proxy Statement if they are receiving multiple copies by contacting us at Thor Industries, Inc., 601 East Beardsley Avenue, Elkhart, IN 46514, Attention: Corporate Secretary, (574) 970-7460.

Board Recommendations

Our Board of Directors recommends that you vote FOR each of the Director nominees, FOR the ratification of the appointment of the independent registered public accounting firm, FOR the advisory vote approving the compensation of our Named Executive Officers, and FOR the declassification of our Board.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        13

Proposal 1

Election of Directors

Our Board of Directors nominated our three (3) Class C Directors to stand for election to the Board of Directors at the Meeting: The Chair of our Compensation and Development Committee, Andrew Graves, Director Amelia A. Huntington, and Director Christopher Klein. Each of the nominees currently serves as a member of the Board of Directors. These individuals have agreed to be named in our Proxy Statement as nominees and to serve as members of the Board of Directors if elected by the Shareholders. In making this nomination, our Board recognizes that it is of critical importance to the Company that the nominees are individuals who bring crucial skills and unique voices to our boardroom, and the Board carefully considered each nominee’s contributions to the Board and his or her unique skills and qualifications.

Peter B. Orthwein, Robert W. Martin, and James L. Ziemer currently serve as our Class B Directors with terms expiring at the 2019 Annual Meeting. Jan H. Suwinski, J. Allen Kosowsky, and Wilson Jones currently serve as our Class A Directors with terms expiring at the 2020 Annual Meeting.

The representatives designated to vote by proxy intend to vote FOR the election of the nominees listed above. In the event that any nominee becomes unavailable for election (a situation our Board does not now anticipate), the shares represented by proxies will be voted, unless authority is withheld, for such other person as may be designated by our Nominating and Corporate Governance Committee.

Board Recommendations
The Board of Directors recommends that the shareholders vote FOR the Nominees.

Qualifications and Process for Nominees

Our Board believes that it is necessary for each of our Directors to possess many diverse qualities and skills. When searching for new candidates, our Nominating and Corporate Governance Committee considers the evolving needs of our Board, which are defined by our need for guidance in our business, and searches for candidates who fill any current or anticipated future gap. Our Board also believes that all Directors must possess a considerable amount of business management experience. Our Nominating and Corporate Governance Committee evaluates candidates on, as applicable,

Our Board adopted a Diversity Policy, requiring the initial list of candidates from which the Board will select nominee(s) to include qualified candidates with diversity of gender, race, and ethnicity.

the satisfaction of any independence requirements imposed by law, regulation, the New York Stock Exchange (the “NYSE”), and/or our Corporate Governance Guidelines. When evaluating Director candidates, our Nominating and Corporate Governance Committee first considers a candidate’s business management experience and then considers that candidate’s judgment, background, stature, conflicts of interest, integrity, ethics, and commitment to the goal of maximizing Shareholder value. In addition, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Board members represent diverse viewpoints. In our more recent candidate searches, our Board has followed an informal diversity practice which it formally established as policy at its October 2017 Board meeting. The Diversity Policy requires our Board to obtain an initial slate of candidates that includes qualified candidates with diversity of race, ethnicity, and gender. In considering candidates for our Board, our Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials, in addition to diversity, as they fit with the current composition of the Board. We consider our Board of Directors to be a valuable strategic asset of our Company. To maintain the integrity of this asset, our Board of Directors has been carefully crafted to ensure that its expertise covers diversity of experience and perspective, and these attributes will continue to be considered when nominating individuals to serve on our Board. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to our Board are also considered.

Our Board of Directors – Director Nominees

Andrew Graves

Age: 59

Director Since: 2010

Mr. Graves, who became a Director in December of 2010, is a consultant for Motorsport Aftermarket Group, a leading manufacturer, distributor, and on-line retailer of aftermarket products for the powersports industry. He joined this privately-held group in January of 2015 as CEO and retired August of 2018. Previously, Mr. Graves served as the President of Brunswick Boat Group, a division of the Brunswick Corporation, an NYSE company. He was with Brunswick from 2005-2014. Prior to his time with Brunswick, Mr. Graves was President of Dresser Flow Solutions, a maker of flow control products, measurement systems, and power systems, from 2003 to 2005, and before that he was President and Chief Operating Officer of Federal Signal Corporation. Our Nominating and Corporate Governance Committee and Board believe that his extensive management experience in a related consumer durable business whose products are distributed through a dealer network makes him an asset to our Board.

Thor Committees:

•  Compensation and Development (Chair)

•  Nominating and Corporate Governance

Skills and Qualifications:

•  Management

•  Business Operations

•  Finance/Capital Allocation

•  Financial Expertise/Literacy

•  Financial Services Industry

•  International

•  Marketing/Sales

•  Talent Management

•  Mergers & Acquisitions

•  Strategy

Amelia A. Huntington

Age: 52

Director Since: 2018

Ms. Huntington, who became a Director in October of 2018, served as the Chief Executive Officer of Philips Lighting Americas, a leading manufacturer of commercial and residential lighting solutions, until January of 2018, after serving as Chief Executive Officer of Philips Lighting, Professional Lighting Solutions, an assignment based in Amsterdam, The Netherlands. Prior to joining Philips Lighting in April 2013, Ms. Huntington held senior leadership positions with Schneider Electric over the course of a 22-year career, including Chief Operating Officer of Schneider Electric North America and CEO of subsidiary, Juno Lighting Group. Our Nominating and Corporate Governance Committee and Board believe that her extensive experience in multinational operations makes her an asset to our Board.

Skills and Qualifications:

•  Management

•  International

•  Strategic Alliances

•  Marketing Sales

•  Mergers & Acquisitions

•  Talent Management

•  Business Operations

•  Management

•  Technology/Systems (ioT)

Thor Committees: • Audit	Outside Directorships • The Duchossois Group
• Compensation and Development

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        15

Our Board of Directors – Director Nominees

Christopher Klein

Age: 55

Director Since: 2017

Mr. Klein, who became a Director in December 2017, is the Chief Executive Officer and a director of Fortune Brands Home & Security, Inc., a leading manufacturer of home and security products. Mr. Klein joined Fortune Brands, Inc. in 2003 and held corporate strategy, business development, and operational positions until he became CEO of Fortune Brands Home & Security in 2010. Previously, Mr. Klein held key strategy and operating positions at Bank One Corporation and also served as a partner at McKinsey & Company, a global management consulting firm. Mr. Klein spent his early career in commercial banking, at both ABN AMRO and First Chicago. Our Nominating and Corporate Governance Committee and Board believe that his management experience as chief executive officer of a public company, as well as his treasury and consulting background make him an asset to our Board.

Skills and Qualifications: • Business Head/Administration • Financial Expertise/Literacy • Mergers & Acquisitions • Corporate Governance • Financial Services Industry • Risk Management
Thor Committees: • Audit • Compensation and Development	Outside Directorships • Fortune Brands Home & Security, Inc. • Ravinia Festival	• Finance • International • Strategic Alliances • Finance/Capital Allocation • Management • Strategy • Talent Management

Our Board of Directors – Current  Directors Not up for Re-Election

Peter B. Orthwein

Age: 73

Director Since: 1980

Executive Chairman of the Board

Mr. Orthwein, a co-founder of our Company, currently serves as Executive Chairman of the Board, having been appointed to this position in August of 2013 and having previously served as Chairman and Chief Executive Officer from November of 2009 to July of 2013. Mr. Orthwein has served as a Director of our Company since its founding in 1980, Chairman of our Company from 1980 to 1986, Vice Chairman of our Company from 1986 to November of 2009, and Treasurer of our Company from 1980 to November of 2009. Our Nominating and Corporate Governance Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Skills and Qualifications: • Financial Expertise/Literacy • Mergers & Acquisitions • Strategy • Management • Business Operations • Financial/Capital Allocation

Wilson Jones

Age: 57

Director Since: 2014

Mr. Jones, who became a Director in August of 2014, is the President and Chief Executive Officer and a director of Oshkosh Corporation, a leading designer, manufacturer and marketer of a broad range of specialty vehicles and vehicle bodies. Mr. Jones joined Oshkosh Corporation in 2005 and held senior leadership positions in the Fire & Emergency Segment until July of 2007 when he became President of Pierce Manufacturing, Inc. From September of 2008 to September of 2010, Mr. Jones held the position of Executive Vice President and President of the Fire & Emergency segment. From September of 2010 to August of 2012, Mr. Jones led the Access Equipment Segment as Executive Vice President and President, the largest business segment of the company, until his appointment to President and Chief Operating Officer. He was named President and Chief Executive Officer in January of 2016. Our Nominating and Corporate Governance Committee believe his experience in specialty vehicles and management experience make him an asset to our Board.

Skills and Qualifications:

•  Business Ethics

•  Management

•  Business Operations

•  Corporate Governance

•  Financial/Capital Allocation

•  Government/Public Policy

•  International

•  Marketing/Sales

•  Risk Management

•  Talent Management

•  Technology/Systems

•  Mergers & Acquisitions

•  Strategy

Thor Committees: • Compensation and Development • Nominating and Corporate Governance	Outside Directorships • Association of Equipment Manufacturers (2010 – Present)

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        17

Our Board of Directors – Current Directors Not  up for Re-Election

J. Allen Kosowsky Age: 70 Director Since: 2010

Skills and Qualifications:

•  Business Ethics

•  Management

•  International

•  Finance

•  Cyber Security

•  Risk Management

•  Business Operations

•  Technology/Systems

•  Mergers & Acquisitions

•  Corporate Governance

•  Financial/Capital Allocation

•  Financial Expertise/Literacy

•  Financial Services Industry

• Real Estate • Strategy • Taxation • Litigation

Mr. Kosowsky, who became a Director in March of 2010, is a certified public accountant who since 1985 has conducted business through his own advisory firm. The firm provides services that include business and intellectual property valuations, forensic accounting and financial analysis, and alternative dispute resolutions. From January of 2003 to February of 2010, Mr. Kosowsky served as the Chairman of the board of directors and Chairman of the audit committee for ON2 Technologies Inc., a U.S. based video compression software company, which was acquired by Google, Inc. On September 17, 2016, Mr. Kosowsky became a National Association of Corporate Directors fellow. In June of 2017, Mr. Kosowsky joined the board of BlackRidge Technology International, Inc., a cyber security software company and serves as the Lead Director, Chair of the audit committee, and a member of the compensation and nominating and governance committees. Our Nominating and Corporate Governance Committee and Board believe that his extensive accounting experience and his financial expertise and training, which qualify him as an “audit committee financial expert”, make him an asset to our Board.

		Thor Committees: • Audit • Nominating and Corporate Governance (Chair)	Outside Directorships • BlackRidge Technology International, Inc. (2017 – present) • Naugatuck Valley Corporation (2014 – 2015)

Robert W. Martin Age: 49 Director Since: 2013 President and Chief Executive Officer
Skills and Qualifications: • Management • Business Operations • Marketing/Sales • Risk Management • Talent Management • Mergers & Acquisitions • Strategy • Business Ethics

Mr. Martin has been with our Company since 2001 when we acquired Keystone RV, where he worked since July of 1998. Mr. Martin currently serves as our President and Chief Executive Officer. From August of 2012 to July of 2013, Mr. Martin served as the Company’s President and Chief Operating Officer. Mr. Martin previously served as President of our RV Group from January of 2012 to August of 2012. Prior to becoming President of our RV Group, Mr. Martin was President of Keystone RV from January of 2010 to January of 2012 and Executive Vice President and Chief Operating Officer of Keystone RV from January of 2007 to January of 2010. Mr. Martin has held various positions with Keystone RV, including Vice President of Sales and General Manager of Sales. Prior to joining Keystone RV, Mr. Martin held positions at Coachmen Industries, Inc., a former recreational vehicle and manufactured housing company. Our Nominating and Corporate Governance Committee and Board believe that his extensive experience with our Company and the industry make him an asset to our Board.

Jan H. Suwinski

Age: 77

Director Since: 1999

Lead Director

Mr. Suwinski, who became a Director in July of 1999, joined the faculty of the Samuel-Curtis Johnson Graduate School of Management, Cornell University in July of 1996 and served as its Clinical Professor of Management and Operations, where he co-taught the Strategic Operations Immersion course, as well as courses in Business Strategy and Strategic Alliances. Mr. Suwinski retired from the faculty in June of 2016. Starting in 1965, Mr. Suwinski served in a variety of managerial roles at Corning, Incorporated, a global manufacturing company. From 1990 to 1996, Mr. Suwinski was Executive Vice President, Opto Electronics Group at Corning, Incorporated and, from 1992 to 1996, Mr. Suwinski was Chairman of Siecor, a Siemens/Corning joint venture. Mr. Suwinski was formerly a director of ACI Worldwide, Inc. and Tellabs, Inc. Mr. Suwinski served on the board of directors of Ohio Casualty Group, Inc. from 2002 to 2007. Our Nominating and Corporate Governance Committee and Board believe that his management experience and his significant public company board experience make him an asset to our Board.

Skills and Qualifications:

•  Academia/Education

•  Business Ethics

•  Management

•  Business Operations

•  Corporate Governance

•  Finance/Capital Allocation

•  Risk Management

•  Talent Management

•  Strategy

•  International

•  Strategic Alliances

Thor Committees:	Outside Directorships
• Audit	• ACI Worldwide, Inc (2007 – 2018)
• Compensation and Development	• Tellabs, Inc. (1997 – 2013)

James L. Ziemer

Age: 68

Director Since: 2010

Mr. Ziemer, who became a Director in December of 2010, was the President and Chief Executive Officer at Harley Davidson, Inc. from 2005-2009 and served as a director for that company from 2004-2009. Mr. Ziemer joined Harley-Davidson in 1969 and held a series of positions in manufacturing, engineering, accounting, parts and accessories, and finance. From 1991 until his election as the President and Chief Executive Officer of Harley-Davidson in 2005, he served as the Chief Financial Officer. Mr. Ziemer also served as President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is currently a director of Textron, Inc. Our Nominating and Corporate Governance Committee and Board believe that Mr. Ziemer’s substantial management experience, including as a chief executive officer of a public company, and his financial expertise and training, which qualify him as an “audit committee financial expert”, make him an asset to our Board.

Skills and Qualifications:

•  Management

•  Business Operations

•  Corporate Governance

•  Finance/Capital Allocation

•  Financial Expertise/Literacy

•  International

•  Finance

•  Marketing/Sales

•  Risk Management

•  Strategy

•  Business Ethics

Thor Committees: • Audit (Chair) • Nominating and Corporate Governance	Outside Directorships • Textron, Inc. (2007 – Present) • Harley-Davidson, Inc. (2004 – 2009)

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        19

Tenure
0-5 YEARS
6-10 YEARS
10+ YEARS

Independence of Directors
INDEPENDENT
MANAGEMENT

THOR
Board Expertise & Skills
Management, Risk Management, and Talent Management
Business Operations and Business Ethics
Finance
Corporate Governance
Mergers & Acquisitions
Strategy and Strategic Alliances
Marketing/Sales
Government, Public Policy, and Taxation
International
Legal, Insurance, and Real Estate
Technology and Systems

Board of Directors:

Structure, Committees and Corporate Governance

Good corporate governance is the foundation upon which our Company operates. The process of good corporate governance is dynamic, requiring constant vigilance and evaluation to determine and implement those governance practices that are best-suited to provide integrity and transparency in and to our business. At Thor, our Board and management are dedicated to the process of constant evaluation and active implementation of appropriate governance processes, practices, and policies.

Corporate Governance

Thor’s Board-adopted Governance Guidelines serve as the framework for consistently effective governance of the Company. The Guidelines are regularly reviewed and updated and are available for review on our website, www.thorindustries.com.

Board Selection Process

Our Nominating and Corporate Governance Committee screens candidates and recommends nominees to the full Board. Our By-laws provide that our Board may set the number of Directors at no fewer than one (1) and no more than fifteen (15). Our Board currently consists of nine (9) Directors who are divided into three (3) classes, but if our Shareholders approve the proposal to declassify the Board at the 2018 Annual Meeting, each Director will stand for election each year, commencing with our 2019 Annual Meeting.

Our Nominating and Corporate Governance Committee has relied upon board search firms in identifying suitable candidates. During this process, the Board engages in an evaluation of a widely-diverse set of candidates. In Fiscal Year 2017, our Board adopted a diversity policy, requiring the initial list of prospective candidates to include qualified candidates with diversity of race, ethnicity, and gender. An important consideration in our prospective Board member evaluation includes his or her obligation to their primary company and/or to other boards that would detract from their obligation to fully serve on our Board. Further, the Committee will consider Shareholder nominations of candidates for our Board on the same basis as Board-identified candidates, provided that any such nominee possesses the requisite business, management, and educational experience.

Proxy Access

Our By-laws allow a group of up to twenty (20) Shareholders who have owned at least 3% of our outstanding shares for a period of at least three (3) years to nominate up to two (2) directors or 25% of the seats up for election, whichever is greater, and include those nominations in our Proxy Statement.

Board Structure And Leadership

Our Board structure consists of an Executive Chairman, our founder Peter B. Orthwein, and an Independent Lead Director, Jan Suwinski. Our Board is also led by strong Committee chairs, Messrs. Graves (Compensation and Development), Kosowsky (Nominating and Corporate Governance), and Ziemer (Audit).

Our Board has three Committees with the principal functions described below. The charters of each of these Committees are posted on our website at www.thorindustries.com and are available in print to any Shareholder who requests them.

Audit Committee

The principal functions of our Audit Committee include to:

•	Attend to the appointment, retention, termination, and oversight, including the approval of compensation, of the Company’s independent auditors.

•	Maintain communications among our Board, our independent registered public accounting firm, and our internal accounting staff with respect to accounting and auditing procedures, implementation of recommendations by such independent registered public accounting firm, the adequacy of our internal controls, and related matters.

•	Review and approve the annual audit plan and all major changes to the plan.

•	Review and discuss, with management and the independent auditor, financial statements and disclosure matters and prepare relevant reports with respect thereto.

•	Oversee the selection and removal of the internal audit director.

•	Oversee compliance and risk management matters, including reviewing the Company’s code of business conduct and ethics.

•	Review and approve all related-party transactions, defined as those transactions required to be disclosed under item 404 of Regulation S-K.

Compensation and Development Committee

The principal functions of our Compensation and Development Committee include to:

•	Establish and review executive compensation policies and guiding principles.

•	Review and approve the compensation of our Executive Chairman and our Chief Executive Officer and evaluate their performance in light of such compensation.

•	Review and approve the compensation of our Executive Officers.

•	Evaluate and approve the design of compensation and benefit programs for our Executive Officers.

•	Assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

•	Review management and leadership development, succession planning, and retention for our Company.

Nominating and Corporate Governance Committee

The principal functions of our Nominating and Corporate Governance Committee include to:

•	Address all matters of corporate governance.

•	Evaluate qualifications and candidates for positions on our Board using the criteria set forth under the heading “Proposal 1 – Election of Directors”.

•	Review succession plans, including policies and principles for the selection and performance review of the Chief Executive Officer.

•	Establish criteria for selecting new Directors, nominees for Board membership, and the positions of Executive Chairman and Chief Executive Officer.

•	Review all components of compensation for independent Directors.

•	Determine whether a Director should be invited to stand for re-election.

Name	Board	Audit Committee	Compensation and Development Committee	Nominating and Corporate Governance Committee

Andrew Graves	✓		Chair	✓

Amelia A. Huntington	✓	✓	✓

Wilson Jones	✓		✓	✓

Christopher Klein	✓	✓	✓

J. Allen Kosowsky*	✓	✓		Chair

Robert W. Martin	✓

Peter B. Orthwein	✓

Jan Suwinski	Lead	✓	✓

James Ziemer*	✓	Chair		✓

Total Fiscal Year 2018 Meetings	10	8	9	4

*Our Board has determined that Mr. Kosowsky and Mr. Ziemer are “audit committee financial experts” as defined in Section 407 of the Sarbanes-Oxley Act of 2002.

Each member of each Committee is independent in accordance with the rules of the NYSE and our Director Independence Standards which are available on our website, www.thorindustries.com.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        23

Board of Directors:

Structure, Committees and Corporate Governance

Director Independence

Two of our nine Directors are employed by our Company (Messrs. Orthwein and Martin). With the exception of these two individuals, our Board is comprised entirely of “independent” Directors as that term is defined by both NYSE listing standards and our own Governance Guidelines. The Board conducts an annual review to determine the continued “independence” of all of our independent Directors (currently, Messrs. Suwinski, Ziemer, Graves, Kosowsky, Klein, Jones, and Ms. Huntington).

Independent Director Meetings

Thor’s independent Directors, as an entire body or part thereof, meet in executive session at the conclusion of each Audit Committee meeting and Compensation and Development Committee meeting as well as upon the conclusion of each Board meeting.

Director Attendance

During our Fiscal Year 2018, the Board of Directors held ten (10) meetings. In the aggregate, the Directors attended 99% of the total meetings of the full Board. No Director attended less than 90% of the combined total meetings of the full Board and the Committees on which the Director served during this past year. All of the members of the Board are encouraged, but not required, to attend the Company’s Annual Meeting of Shareholders. All of those who were members of the Board at the time of the 2017 Annual Meeting attended the Meeting.

Annual Board and Committee Evaluation

Each year, our Board conducts evaluations of each Committee and the Board as a whole. This process includes evaluation of the individual members of the Committees and the Board. The evaluation includes a process of dynamic feedback designed to identify areas of increased focus.

Board Risk Oversight

At both the full Board and Committee level, a primary function of our Board of Directors is to oversee the Company’s risk profile and the processes established by management for managing risk. Our Board and its Committees regularly evaluate these risks and the mitigation strategies employed by management. In general terms, our Committees oversee the following risks:

Audit Committee All risks related to financial controls, including all applicable legal, regulatory, and compliance risks, as well as the overall risk management governance structure, including evaluating and responding to the assessments of both our internal audit department and our external auditors.

Compensation and Development Committee All risks associated with the design and elements of our compensation program and related compliance issues, and all risks associated with the process of developing our people and succession planning.

Nominating and Corporate Governance Committee All risks within the scope of the Company’s governance programs and applicable compliance issues.

In performing its oversight responsibilities, the Board relies, in part, upon the results and information gained through the Company’s Enterprise Risk Management Program, and considers the program for amendment, as appropriate. The program is designed to ensure appropriate risk monitoring of, and controls over, risks associated with our business. Risks evaluated through the program include, but are not limited to, strategy, acquisitions integration, legal, compliance, human resources, mergers & acquisitions, IT & cyber security, operations, and finance risks.

The Board receives regular reports from management regarding the status of its risk management programs, and provides input and direction designed to keep the risk management programs effective against dynamic and ever-evolving risks applicable generally to commercial enterprises and specifically to our Company.

The Board and management have developed a culture of risk awareness and risk management that includes annual Company-wide ethics training. Through this constant process, the Company gains input from a great number of its employees as it evaluates risks and updates its management plan accordingly.

Diversity Policy

In Fiscal Year 2017, our Board formalized a diversity policy that it has followed in recent Board candidate searches. Under the Board’s diversity policy, the initial list of candidates to be considered must include qualified candidates with diversity of race, ethnicity, and gender.

Succession Planning

Our Board is actively engaged and involved in talent management. Our succession plan and talent management programs are reviewed semi-annually with the Compensation and Development Committee, and then reviewed and considered by the full Board. These discussions include an ongoing evaluation of our talent and leadership bench and the succession plan that envisions those individuals’ advancement to key positions in our Company.

In addition, high-potential employees are regularly evaluated and engaged in comprehensive training, both on the job and in the classroom. During Fiscal Year 2016, we instituted a program of executive studies through the University of Notre Dame in which high-potential employees and top-level management participate in a series of comprehensive programs designed to provide further education relevant to their job functions. This program runs annually and provides a mechanism for the advancement of key employees.

Mandatory Resignation Policy

In Fiscal Year 2017, our Board implemented a mandatory age-based resignation policy, requiring each Director who is 72 years of age or older to submit his or her resignation for consideration by the Board at our October Board meeting for action at our Annual Meeting. If the Board accepts the Director’s resignation at the October Board meeting, the Director’s resignation would be effective at the Annual Meeting.

Shareholder Communications

We encourage Shareholder communication with the Company. Any communications from interested parties directed toward our Board or independent Directors specifically may be sent to Jan Suwinski, our Lead Independent Director, who forwards to each of the other Board members or independent Directors, as appropriate, any such communications that, in the opinion of Mr. Suwinski, deal with the functions of our Board or the Committees thereof or that he otherwise determines require their attention. Mr. Suwinski’s address for this purpose is c/o Thor Industries, Inc., Attention: Corporate Secretary, 601 East Beardsley Avenue, Elkhart, IN 46514.

Code of Ethics

We have adopted a written code of ethics, the “Thor Industries, Inc. Business Ethics Policy”, which is applicable to all of our Directors, Officers, and employees, including our principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and other Executive Officers identified in this Proxy Statement who perform similar functions (collectively, the “Selected Officers”). Our code of ethics is posted on our website found at www.thorindustries.com and is available in print to any Shareholder who requests it. Each year members of the management teams at each of our subsidiaries, as well as our NEOs, engage in training on our Business Ethics Policy. We intend to disclose any changes in, or waivers from, our code of ethics applicable to any Selected Officer on our website or by filing a Form 8-K with the SEC.

Our Governance Practices

Thor is committed to governance principles that are designed to be in the best interest of our Shareholders. Our Board evaluates each governance principle as it uniquely applies to Thor. In some instances, this leads our Board to adopt and/or maintain policies that it deems in the best interest of Thor that may not be fully consistent with the views held by others. These decisions and determinations are not made lightly; instead, great consideration is given to the adoption of principles best suited to Thor’s long-term success. Controlling governance principles include:

•	Our Board currently has a total of nine (9) members, seven (7) of whom are independent, and all of whom have significant business operations and/or management experience.

•	Directors are elected by a majority of votes cast in uncontested elections and are required to submit their resignation in the event that the required majority vote is not received.

•	The Board and each of its Committees conduct an annual self-evaluation.

•	Our Board and NEOs have stock ownership and retention guidelines. In Fiscal Year 2015, the guidelines applicable to Directors were increased to an amount equal to three (3) times the annual retainer paid to the Directors.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        25

Board of Directors:

Structure, Committees and Corporate Governance

•	We closely monitor the alignment of our NEO compensation with our long-term Shareholder return.

•	We maintain a policy prohibiting derivative trading, hedging, and pledging by our Section 16 Officers and Directors.

•	In Fiscal Year 2013, we adopted a “no-fault” clawback policy that requires all recipients of incentive compensation to repay any compensation awarded based on financial results that are subsequently restated.

•	The Board regularly reviews the Company’s succession plan and talent management program.

•	There is no Shareholder rights plan or “poison pill”.

•	Our Board has historically operated as a classified Board, but we have presented our Shareholders with a proposal to declassify the Board to be voted on at our 2018 Annual Meeting.
•	Our Board instituted a mandatory resignation policy, requiring each Director 72 years of age or older to submit his or her resignation for consideration by the Board.

•	There is no enhancement of executive compensation upon a change in control.

•	In Fiscal Year 2015, our Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award and/or grant.

•	In Fiscal Year 2015, management and the Board adopted a Shareholder engagement strategy that resulted in direct communications with many of our Shareholders, which has created the opportunity and expectation of a continuation of such outreach.

Director Compensation

There were no changes to our Director compensation in Fiscal Year 2018. Each of our non-employee Directors receives an annual cash retainer of $170,000, payable quarterly, plus expenses. Our Lead Director, the Chair of our Audit Committee and the Chair of our Compensation and Development Committee each receive an additional annual cash retainer of $20,000, payable quarterly and the Chair of our Nominating and Corporate Governance Committee receives an additional annual retainer of $10,000, also payable quarterly. The following table summarizes the compensation paid to our non-employee Directors in Fiscal Year 2018:

Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)	Stock Awards ($)[2]	Total

Andrew Graves	$180,000	—	$128,360	$308,360

Wilson Jones	$170,000	—	$128,360	$298,360

Christopher Klein (3)	$85,000	—	—	$85,000

J. Allen Kosowsky	$180,000	—	$128,360	$308,360

Alan Siegel (4)	$85,000	—	$128,360	$213,360

Jan H. Suwinski	$200,000	—	$128,360	$328,360

James L. Ziemer	$190,000	—	$128,360	$318,360

(1) Fees consist of an annual cash retainer for Board and Committee service and an additional annual cash retainer paid to the Lead Director and the Committee Chairs.

(2) Stock Awards consist of a restricted stock unit award of 1,000 units each on October 10, 2017, under our 2016 Plan, which award vests on the anniversary date of the date of grant.

(3) Mr. Klein joined the Board in December 2017

(4) Mr. Siegel retired from the Board in December 2017

Executive Officers Who Are Not Directors

The following is a list of the names, ages, titles, and certain biographical information of our current Executive Officers who are not Directors as of October 31, 2018. Executive Officers serve at the discretion of our Board of Directors.

Colleen Zuhl
Age: 52
Senior Vice President and Chief Financial Officer

Ms. Zuhl, a Certified Public Accountant, joined our Company in June of 2011 currently serving as Senior Vice President and Chief Financial Officer. Prior to accepting her role as Vice President and Chief Financial Officer in October of 2013, Ms. Zuhl served the Company as Vice President and Controller from February of 2013 to October of 2013, Interim Chief Financial Officer from October of 2012 to February of 2013, and Director of Finance from June of 2011 to October of 2012. Prior to joining our Company, Ms. Zuhl served as Chief Financial Officer of All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE, from August of 2006 to June of 2011.

Todd Woelfer
Age: 51
Senior Vice President, General Counsel, and Corporate Secretary

Mr. Woelfer joined our Company in August of 2012, serving as Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining our Company, Mr. Woelfer served as managing partner of May Oberfell Lorber where his practice focused on advising corporate clients. From May of 2007 through May of 2010, Mr. Woelfer served as General Counsel to All American Group, Inc. (formerly known as Coachmen Industries, Inc.), then a recreational vehicle and manufactured housing company listed on the NYSE.

Kenneth D. Julian
Age: 51
Senior Vice President of Administration and Human Resources

Mr. Julian has been with our Company since March of 2004, currently serving as Senior Vice President of Administration and Human Resources. Mr. Julian served as Vice President, Human Resources from July of 2009 until August of 2014. Mr. Julian previously served as Vice President of Administration of Keystone RV from March of 2004 to June of 2009. Prior to joining our Company, Mr. Julian served as the Director of Operations and Human Resources, as well as Corporate Secretary, for Ascot Enterprises, Inc. from February of 1989 to March of 2004.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        27

Proposal 2

Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to perform the audits of our financial statements and our internal control over financial reporting for the Fiscal Year ending July 31, 2019. Deloitte was our independent registered public accounting firm for the Fiscal Year ended July 31, 2018. Unless a Shareholder directs otherwise, proxies will be voted FOR the approval of the selection of Deloitte as our independent registered public accounting firm for the Fiscal Year ending July 31, 2019.

Representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to any Shareholder questions that may arise.

We are asking our Shareholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of Deloitte to our Shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our Shareholders.

Independent Registered Public Accounting Firm Fees (Paid To Deloitte & Touche LLP)

The following table represents the aggregate fees billed to us for Fiscal Years 2018 and 2017 by Deloitte:

	Fiscal Year 2018	Fiscal Year 2017

Audit Fees	$1,780,290	$1,812,108

Audit-Related Fees	—	—

Subtotal	$1,780,290	$1,812,108

Tax Fees	$ 421,439	$ 378,300

All Other Fees	—	—

Total Fees	$2,201,729	$2,190,408

AUDIT FEES. Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

AUDIT-RELATED FEES. Represents fees for assurance and related services which are reasonably related to the audit of our financial statements.

TAX FEES. Represents fees for professional services related to taxes, including the preparation of domestic and international returns, tax examinations assistance, and tax planning.

ALL OTHER FEES. Represents fees for products and services provided to us not otherwise included in the categories above.

Our Audit Committee has considered whether performance of services other than audit services is compatible with maintaining the independence of Deloitte.

Our Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided by the independent registered public accounting firm to us. The policy requires that all services Deloitte, our independent registered public accounting firm, may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by our Audit Committee. Our Audit Committee pre-approved all audit and non-audit services provided by Deloitte during Fiscal Year 2018.

Board Recommendations
The Board of Directors recommends that the Shareholders vote FOR the Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        29

Report of Audit Committee

The Audit Committee serves as the representative of the Company’s Board of Directors for general oversight of the Company’s financial accounting and reporting, systems of internal control and audit process, monitoring compliance with laws, regulations, and standards of business conduct. The Audit Committee operates under a written charter, a copy of which is available on our Company’s website at www.thorindustries.com and is available in print to any Shareholder who requests it.

Management of the Company has the primary responsibility for the financial reporting process, including the system of internal control. In Fiscal Year 2018, the Company’s internal audit department performed extensive diligence and intensive review of the Company’s internal control processes. Deloitte & Touche LLP, an independent registered public accounting firm acting as the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal control over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

In carrying out its duties, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the Fiscal Year ended July 31, 2018 with the Company’s management and Deloitte. The Audit Committee has also discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as amended, as adopted by the PCAOB. In addition, the Audit Committee has received the disclosures from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence from the Company. Based on the foregoing reports and discussions and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2018.

The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent” as defined under the rules of the NYSE.

The Audit Committee

James L. Ziemer, Chair

Christopher Klein

J. Allen Kosowsky

Jan H. Suwinski

The foregoing report of our Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by our Company with the SEC under the Securities Act or the Exchange Act, except to the extent that we incorporate the report by reference in any such document.

Proposal 3

Advisory Vote to Approve Compensation of our NEOs

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides that the Company’s Shareholders have the opportunity to vote to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s rules. The Company currently plans to provide this opportunity on an annual basis. Our compensation program for our Named Executive Officers is designed to: (i) closely align compensation with our profitability and performance and thereby with the objectives of long-term holders of our stock; (ii) link compensation to specific, measurable, and long-term value-creating results; and (iii) enable us to attract and retain key executive talent.

Our Shareholders are asked to approve our compensation program through what is commonly called the “Say on Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. The Say on Pay vote is advisory, and therefore not binding on the Company, the Compensation and Development Committee, or the Board. The Board and the Committee will review the voting results and consider them, along with any specific insight gained from Shareholders of the Company and other information relating to the Shareholder vote on this proposal, when making future decisions regarding executive compensation.

Through your vote of approval, we ask that you endorse the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including disclosures in the Compensation Discussion and Analysis section, the compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.

Board Recommendations
The Board of Directors recommends that the Shareholders vote FOR the resolution approving the compensation of our Named Executive Officers.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        31

Proposal 4

Vote on Declassification of our Board of Directors

Since its inception, Thor has operated with a classified Board of Directors. Through its process of evaluation of good governance practices and upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted, subject to shareholder approval, amendments to Article Seven of the Company’s Amended and Restated Certificate of Incorporation to effectuate the declassification of the Board following the 2018 Annual Meeting (the “Declassification Amendments”).

Currently, the Company’s Amended and Restated Certificate of Incorporation divides Board members into three (3) classes, with the directors in each class being elected for a three-year term. The term of the three classes is staggered so that only one class of directors is nominated for election at any one annual meeting. The Board has periodically considered the advantages and disadvantages of maintaining a classified board structure and concluded that this structure was in the best interests of the Company and our Shareholders at such times. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it provides increased board stability, improved long-term planning and an enhanced ability to protect Shareholder value in a potential takeover and to resist potentially unfair and abusive takeover tactics. On the other hand, the Board believes that corporate governance standards have evolved and that many investors and commentators now believe that the election of directors is the primary means for shareholders to influence corporate governance policies and increase the Board’s and management’s accountability to shareholders. Annual elections of directors will provide our Shareholders with the opportunity to register their views on the performance of the entire Board each year.

Board Recommendations

The Board of Directors recommends that the Shareholders vote to DECLASSIFY the Board of Directors.

To facilitate the declassification of the Board in a timely manner (following approval of the Declassification Amendments by the Shareholders), each current member of the Board, including the Class C director nominees nominated by the Board in this Proxy Statement for election at the 2018 Annual Meeting should they be elected at the Annual Meeting, has committed to tender his or her resignation following the 2018 Annual Meeting if he or she is a member of the Board at that time, and each such director will subsequently be reappointed to the declassified Board by the remaining members of the Board such that each member of the Board will serve a one-year term following the 2018 Annual Meeting and stand for election annually, beginning at the Company’s 2019 Annual Meeting.

The text of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached hereto as Appendix A to this Proxy Statement, with additions marked with bolded text and deletions indicated by strike-outs. If approved at the Annual Meeting, we will file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation reflecting such amendments with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting. The Board has approved corresponding changes to the By-Laws of the Company, which are subject to and contingent upon receipt of Shareholder approval of the proposed amendment to our Amended and Restated Certificate of Incorporation and which would become effective as of the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation.

Through your vote of approval, we ask that you endorse the following resolution:

RESOLVED, that the Shareholders determine that the Company’s Articles of Incorporation should be amended to provide that the Company’s Board of Directors shall be declassified and that each Director shall stand for election each year, commencing with the 2019 Annual Meeting.

Compensation Discussion & Analysis

Named Executive Officers for Fiscal Year 2018

In our Compensation Discussion and Analysis, we describe the compensation plan for our Named Executive Officers for Fiscal Year 2018. These NEOs include:

•  Peter B. Orthwein, our Executive Chairman

•  Robert W. Martin, our President and Chief Executive Officer

•  Colleen Zuhl, our Senior Vice President and Chief Financial Officer

•  Todd Woelfer, our Senior Vice President, General Counsel, and Corporate Secretary

•  Ken Julian, our Senior Vice President of Administration and Human Resources

In addition to telling you what our compensation plan is, we explain why the Compensation and Development Committee of our Board of Directors believes our plan to be in the best interest of each of you, our Shareholders.

       Executive Summary

Our Business

Thor owns operating subsidiaries that, combined, form the largest manufacturer of recreational vehicles in the world. In addition, Thor owns one of the largest suppliers of aluminum extrusions to the recreational vehicle industry. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on September 20, 2018.

2018 Business Highlights

In Fiscal Year 2018, management’s continued implementation of its strategic plan once again led to record levels of sales and earnings. Net sales increased 14.9% to a record $8.33 billion, and net income increased 14.9% to a record $430 million, or $8.14 per diluted share. As discussed in our shareholder letter, our stock faced headwinds in Fiscal Year 2018, resulting in a negative TSR in the one-year view. However, our three-year annualized Total Shareholder Return (“TSR”) of over 21% placed us 2nd in our peer group and is significantly greater than the peer group mean of 7.91%. The horizontal line depicts the mean annualized TSR for our peer group.

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Compensation Discussion and Analysis

Key Accomplishments from this

Past Fiscal Year Include:

•  Record total sales of $8.33 billion, up 14.9% from our prior record year in Fiscal Year 2017;

•  Towable RV and Motorized RV sales increased 17.2% and 8.9%, respectively compared to Fiscal Year 2017;

•  Net income from continuing operations of $430 million, up 14.9% from Fiscal Year 2017’s prior record level;

•  Diluted EPS of $8.14, up 14.8% from Fiscal Year 2017;

•  During Fiscal Year 2018, we fully paid down our long-term debt associated with the Jayco acquisition beating, by approximately one year, our three-year payoff target;

•  Invested heavily in our future, as we added plants and equipment with total capital expenditures of over $138 million; and

•  Significantly increased our manufacturing capacity, adding nearly 864,000 square feet of production space.

Net Sales (in Billions)
From Continuing Ops
$3.24
$3.53
$4.01
$4.58
$7.25
$8.33
FY13
FY14
FY15
FY16
FY17
FY18

Net Income (in Millions)
From Continuing Ops
$152
$176
$202
$258
$374
$430
FY13
FY14
FY15
FY16
FY17
FY18

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Compensation Discussion and Analysis

Executive Compensation Highlights

Highlights of our compensation practices for Fiscal Year 2018 included:

•   No upward adjustment in the base compensation or incentive cash compensation formula for our NEOs;

•   Continued input and advice from our compensation consultant;

•   Continued analysis of, and reliance upon, benchmarking data;

•   Continued implementation of a comprehensive “no fault” clawback policy;

•   No discretionary awards paid to our NEOs;

•   Maintenance of our Stock Ownership and Retention Guidelines;

•   No awards of stock options;

•   No perquisites awarded to our NEOs other than an annual physical exam;

•   No written employment contracts, severance agreements, or golden parachutes with our NEOs;

•   Continued dedication to our transparent and true “pay for performance” philosophy based on profit before tax; and

•   Adjusted pay mix to provide for greater equity and less cash compensation.

CEO Compensation for Mr. Martin

Compensation	FY 2018	Metric	FY 2017	Metric	% Change

Base Salary(1)	$ 750,000(1)		$ 750,000		0.0%

Annual Incentive Award	$ 9,495,435	1.50%(2)	$ 8,147,650	1.75%	16.5%

Long Term Incentive	$ 4,747,718	0.75%(3)	$ 4,371,035	0.50%	8.6%

Total Compensation	$ 14,993,153		$ 13,268,685		13.0%

(1) Mr. Martin’s base salary remained unchanged for Fiscal Year 2018.

(2) Mr. Martin’s Fiscal Year 2018 Annual Incentive Award was 1.5% of the Company’s NBT.

(3) Mr. Martin’s Fiscal Year 2018 Long Term Incentive was 0.75% of the Company’s NBT.

Our Compensation Philosophy:

Tying Pay to Performance

We Are Different

Since our inception, we have utilized a pay plan established by our founders in 1980 to tie pay directly to financial performance. Today, the ideas upon which they established our pay philosophy remain as the guiding principles upon which our compensation plan operates today. The plan calls for a base salary plus an opportunity to earn cash incentive-based awards under our Management Incentive Plan (“MIP”) and our Long-Term Incentive Plan (“LTI”), which awards Restricted Stock Units (“RSUs”) that vest over three (3) years. Both the MIP and LTI awards are based on a single metric, Thor’s net income before taxes (“NBT”). Our continued use of this single metric system (discussed in greater detail below) reinforces the idea that simplicity and transparency are hallmarks of our program. While our program is an outlier from the multi-factored, multi-tiered programs preferred by proxy advisory firms that are utilized by many publicly-traded companies, we believe it is time-tested to deliver results to our Shareholders by helping us attract and retain essential talent in our people-driven industry. It is also time-tested to closely align our pay with our financial performance. Our Compensation and Development Committee tailors the plan so that the targeted amount of compensation paid under our plan aligns well with benchmarking from companies in our compensation peer group and, in a broader sense, with companies from similar industries that are our approximate size.

Because we believe our pay philosophy has driven, and continues to drive, results over time for our Shareholders, we are reticent to change it in the absence of compelling evidence relevant to our specific situation that a change would somehow be better for our Shareholders. Our Compensation and Development Committee, our entire Board, and our management team take evaluation of our compensation program very seriously. However, adjusting our plan simply to conform to what other public companies do will never be an option for us. A tried and true system that we believe has proven its ability to drive results for our Shareholders and to align well with Shareholder return is not one that should be altered lightly even when the more generally-accepted practice is to utilize a multi-factored program. Unless and until a program design change promises to better align our compensation with the interests of our Shareholders, neither the Compensation and Development Committee nor management is compelled to make a change solely to fall in line with current popular practices that may work well for other publicly-traded companies that exist in more typical commercial environments. That said, we recognize the value of the proxy advisory firms service and constantly evaluate the outputs from our program to ensure that the compensation paid fall within benchmarked ranges of compensation for our NEOs. If our plan resulted in compensation that exceeded benchmarks, we would quickly consider revisions to ensure that the compensation paid under our plan remained within acceptable ranges.

As we have consistently reported to you, our industry is unique. Our industry is defined by its geographic centricity which poses a constant threat to our most valuable asset, our people. Our pay plan is a valuable tool in our effort to attract and retain key talent. Were Thor to lose key managers, it would certainly not be in the best interests of our Shareholders in either the short-term or the long-term. Given the ongoing threat to our talent created by the geographic centricity of our industry, it is essential that our pay plan be simple and transparent. We believe complicated pay structures that are seemingly ever-shifting in design fail to offer the consistency and transparency that we must have to retain our key talent and have contributed to the demise of what were great competitors, proving the crucial importance of a simple, fair compensation plan to sustained success in our industry. We further believe that history has proven our pay plan’s ability to deliver results to our Shareholders, and that the future success of the Company depends, in many ways, on maintaining simple, transparent compensation practices.

Aside from the adjustment to MIP and LTI, which were designed to have more paid in equity and less in cash, the Compensation Committee implemented no change to the structure of our plan in Fiscal Year 2018. The changes we implemented were designed to lower cash compensation and increase equity compensation but

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Compensation Discussion and Analysis

to have no net positive increase on the total compensation paid to our NEOs. Any increase in compensation is tied exclusively to increased performance, as measured by our NBT.

Our evaluation of our pay plan and supporting philosophy is constantly reconsidered in light of current market conditions, so our lack of change to our plan should not be misconstrued as a suggestion that either our Compensation and Development Committee or our management team has not engaged in a thorough evaluation of alternative solutions. As it has done in years past, our Compensation and Development Committee, utilizing the resources and guidance of its consultant, engaged in a thorough and critical assessment of our compensation program and various alternative solutions. Based on that assessment, the Committee again concluded that, at this time, our compensation program effectively aligns with the interests of our Shareholders.

Our “Say On Pay” vote record establishes that, historically, our

Shareholder Understanding

and Feedback is Important To Us

During Fiscal Year 2014, we began to solicit input and feedback on our compensation program from our Shareholders. The response to date has been overwhelmingly supportive of our program. We will continue to take advantage of opportunities to do so in the future as Shareholder understanding and feedback is important to us. Our Senior Vice President, General Counsel and Corporate Secretary, Todd Woelfer, coordinates these discussions for us.

Feel free to contact Todd if you have questions or wish to provide feedback about our compensation program. He can be reached at (574) 970-7460 or investors@thorindustries.com.

Shareholders agree with our philosophy and understand its importance to our future. Last year, 94.3% of Shareholders voted in favor of our NEO compensation plan. Because we always welcome Shareholder input on our compensation program, in Fiscal Year 2014, we established a dedicated Shareholder outreach program. Consistent with our prior “Say On Pay” voting results, we have received overwhelming support from our Shareholders on our unique plan.

In addition to the “pay for performance” principles first adopted by our founders in 1980, our Compensation and Development Committee is guided by the following practices and principles:

1.

Use of Benchmarking. We benchmark our executive compensation levels to our compensation peer group and to the market generally to ensure that our pay practices are in line with recognized practices of like-sized manufacturing companies.

2.	Work with Compensation Consultant. In Fiscal Year 2018, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant.

3.	Seek to Attract and Retain Top Level Talent. The Committee aims for pay practices that are competitive with industry competitors who are our local competition for talent.

4.

Align the Pay Plan with Shareholder Interests. The Committee supports a pay plan that places a significant portion of our executives’ pay at risk, making it variable and dependent upon the pre-tax profits of our business.

5.

Incentivize Sustained Profitability. The Committee promotes a pay plan that incentivizes our executives to deliver sustained profitability for our Shareholders within the guidelines of good corporate governance. The three-year vesting schedule for LTI not only helps retain key talent, but also incentivizes management to perform over the long term.

6.

Identify and Manage Risk. Our Committee evaluates and seeks to minimize risk exposure that is inherent in any pay for performance plan. A strong “no fault” clawback policy, discussed below, helps mitigate the risk as does diligent review of the process that results in compensation decisions.

7.	Review and Evaluate Tally Sheets.

8.

Avoid Change in Control or Post-Employment Obligations for our Top Executives. Our Company does not typically enter into written employment agreements for severance or for compensation in the event of a change in control.

9.

Maintain a Simple, Transparent Pay Program and Avoid Any Significant Perquisites for our Executives. Options are not awarded. Our NEOs get no “other compensation” and/or perqs that are not paid to all of Thor’s full-time employees other than an annual physical exam.

10.

Exercise Limited or No Discretion. Our pay program is designed to award our management team when performance merits it and to respond appropriately when performance does not. Accordingly, we do not actively revisit the outputs from our program to adjust pay upward or downward. While we have, on very limited occasion, issued unplanned discretionary bonuses in the circumstances of a limited, not likely to be repeated, outstanding performance, we otherwise do not exercise discretion in awarding compensation to our NEOs.

11.

Maintain a “no fault” clawback policy. Our Board of Directors is required to clawback any incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive based pay program.

12.

Avoid Single Trigger Vesting of Equity-based Awards upon Change in Control. In Fiscal Year 2015, the Board approved (for implementation in Fiscal Year 2016) a double trigger for all future awards and grants requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of such award.

13.

Prohibit hedging or pledging of Company Securities by our NEOs or Board Members. The Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

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Compensation Discussion and Analysis

Our Neo Compensation For Fiscal Year 2018

Base Salary

Base salaries are part of the compensation package paid to our executives and are determined according to various factors, including benchmarking, experience, talent, contribution, industry standards, expectations, and performance.

On an annual basis, all employees’ base salaries are reviewed for possible adjustments. Adjustments, though, are not automatic. Instead, they are determined in conjunction with available benchmarking data and/or merit-based factors, driven either by exceptional performance or promotion that often is based on experience with our Company. For our executives, the Compensation and Development Committee considers the market practices of our peer group as a guide for recognized ranges of compensation.

For Fiscal Year 2018, no adjustment to base salaries were made.

Variable Incentive Compensation

The variable, performance-based elements comprise the vast majority of our NEOs’ compensation. The elements, our MIP and LTI, are determined based on our NBT. For Fiscal Year 2018, our NEOs’ compensation was approximately 89% incentive-based pay. Our philosophy promotes heavy reliance on variable performance-based pay. For Fiscal Year 2018, performance metrics were changed to increase the LTI and decrease the MIP with no net increase in total compensation to better align compensation with shareholder interest.

CASH INCENTIVE AWARDS

Cash incentive compensation consists of our MIP. We do not adjust or otherwise manipulate earnings in any way. Instead, we report and pay on GAAP earnings. The financial metrics for the performance-based cash incentive compensation for our NEOs are determined prior to our Fiscal Year or within the first portion thereof. The amount of cash incentive compensation for our NEOs is generally calculated and paid on a quarterly basis.

In Fiscal Year 2018, we lowered our percentage of NBT paid to our NEOs and increased the amount of compensation paid under our LTI, seeking to keep total compensation equal. The result was a decrease in cash compensation offset by an approximately equal amount of equity compensation.

For Fiscal Year 2018, the incentive formulas for our MIP and cash payouts for our NEOs were as follows:

Name	Performance Metric	Award

Peter B. Orthwein	0.25% of Company Pre-Tax Profit	$1,582,573

Robert W. Martin	1.50% of Company Pre-Tax Profit	$9,495,435

Colleen Zuhl	0.21% of Company Pre-Tax Profit	$1,329,361

Todd Woelfer	0.17% of Company Pre-Tax Profit	$1,076,149

Kenneth D. Julian	0.10% of Company Pre-Tax Profit	$633,065

The receipt of the cash incentive compensation is contingent upon the executive being employed with the Company or an operating subsidiary at the time of payment; certification by our Compensation and Development Committee that the amount proposed to be paid under the Plan is consistent with pre-determined formulas; and that there is no cause to consider payment of a lesser amount.

LONG-TERM EQUITY INCENTIVE PLAN

Like the MIP, the LTI used Fiscal Year 2018 NBT as the metric to determine the awards earned under the plan.

The LTI awards RSUs instead of cash. The RSUs earned, based on the metrics below, vest in three (3) equal annual installments beginning on the anniversary date of the grant. Participants must remain employees of our Company or one of its subsidiaries through the vesting period to be entitled to receive the stock that is issued upon vesting of the RSUs. An important tool for talent retention, our LTI program provides that any employee who leaves our Company before the vesting date immediately forfeits their right to receive any and all outstanding unvested RSUs.

For Fiscal Year 2018, the percentages under the LTI were increased in an amount intended to offset the decrease in the amount of incentive cash compensation paid under our MIP.

For Fiscal Year 2018, the amount of LTI awards earned for our NEOs were as follows:

Name	FY 2018 Metric	Amount

Peter B. Orthwein (1)	N/A	—

Robert W. Martin	0.75% of Company Pre-Tax Profit	$4,747,718

Colleen Zuhl	0.29% of Company Pre-Tax Profit	$1,835,784

Todd Woelfer	0.23% of Company Pre-Tax Profit	$1,455,967

Kenneth D. Julian	0.195% of Company Pre-Tax Profit	$1,234,407

(1) Mr. Orthwein was not granted an equity award under our LTI due to his significant equity holdings as a founder of our Company

Additional Compensation Elements

Benefits and Perquisites

Unlike most of our peers, we offer no benefits or perquisites to our NEOs that are not available to our broader employee population with the singular exception of a requested annual physical exam to track the health of our NEOs.

Retirement Plans

Our Company does not offer retirement plans to our NEOs. Furthermore, our NEOs are excluded from eligibility in our company-sponsored 401(k) plan, but may participate in our Deferred Compensation Program that is available to all full-time employees who are precluded from participating in our 401(k) program.

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Compensation Discussion and Analysis

Additional Compensation Elements

Stock Ownership and Retention Guidelines

In Fiscal Year 2013, our Board adopted stock ownership guidelines for our NEOs and our Board. In Fiscal Year 2015, our Board’s ownership guideline was increased to three (3) times the Board retainer amount. The guidelines require retention of the following levels of stock:

Title	Stock Level

Chief Executive Officer	5 times base salary

Other NEOs	3 times base salary

Board of Directors	3 times base annual retainer

Our NEOs and Board of Directors must satisfy the requirement within five (5) years of, in the case of our NEOs, the date of their first LTI award at their current position or, in the case of the Board of Directors, the date of their first annual award. All Board members and NEOs are either in compliance with the guidelines or will be in compliance once the guideline becomes applicable.

Clawback Policy

As mentioned above, on a “no fault” basis, our Board of Directors is required to clawback any excess incentive-based compensation paid to any employee within three (3) years of the issuance of any restated financial statement if such restated financial statement impacts the amount of incentive compensation that should have been paid under any incentive-based pay program.

Anti-Hedging and Pledging Policy

Our Company prohibits our Executive Officers and members of its Board of Directors from engaging in any hedging transactions, transacting short sales, or pledging any Company stock.

Severance Plans and Change in Control Agreements

Our Company does not typically enter into written employment agreements for severance or for compensation in the event of a change in control. Our key employees are important to the Company’s long-term success and their value is determined by their efforts to improve our performance. From those efforts, these employees create their own protection in the event of a change in control or employment circumstance. Currently, none of our NEOs has such an agreement with the Company.

Prior to Fiscal Year 2016, the Thor Industries, Inc., 2010 Equity and Incentive Plan (our “2010 Plan”) specified that, upon the occurrence of a change in control, all options and/or restricted stock and restricted stock unit awards will automatically become vested and exercisable in full and all restrictions or conditions, if any, on any restricted stock or restricted stock unit awards would automatically lapse. In Fiscal Year 2015, the Board voted to amend this plan commencing with restricted stock units awarded based on Fiscal Year 2016 results to require a “double trigger” before such shares would vest. The “double trigger” provides that vesting would occur only upon the occurrence of both a Change in Control (as defined in the 2010 Plan) and either a corresponding change in employment status or the failure of an acquirer to assume the awards. This “double trigger” requirement is a key element in the Thor Industries, Inc. 2016 Equity and Incentive Plan that was approved by the Shareholders at our Fiscal Year 2017 Annual Meeting.

The aggregate value of change in control and termination benefits for each NEO is summarized under the subheading, “Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers” on page 60.

Tax Deductibility

Our Compensation and Development Committee’s policy is to qualify compensation paid to our NEOs for deductibility for federal income tax purposes to the extent it believes it is practical and in the Company’s and Shareholder’s best interests. However, to retain highly skilled executives and remain competitive with other employers, our Compensation and Development Committee has the right to authorize compensation that would not be deductible under Section 162(m) of the Code or otherwise.

Section 409A of the Code

Our compensation plans and programs are designed to comply with Section 409A of the Code, which places strict restrictions on plans that provide for the deferral of compensation.

How We Make Compensation Decisions and Why We Made Them for Fiscal Year 2018

The Compensation Committee

Our Compensation and Development Committee is responsible for the oversight of our compensation plan. Each year, the Compensation and Development Committee engages in a thorough evaluation of the performance of our NEOs.

The Board of Directors conducts a review of Mr. Orthwein as Executive Chairman and Mr. Martin as CEO. These evaluations are significant factors to the Committee as it determines the base salary and incentive compensation elements of the compensation plans for the Executive Chairman and CEO. It should be noted, however, that Mr. Orthwein’s compensation, particularly the LTI component where he receives no award, is intentionally suppressed, despite his outstanding performance, due to his current ownership of a significant amount of Thor stock as a founder.

Mr. Orthwein and Mr. Martin do not participate in their own performance evaluation or in setting their own compensation. For the other NEOs, the Executive Chairman and CEO evaluate each NEO’s individual performance and recommend a tailored compensation plan for that individual to the Compensation and Development Committee. Messrs. Orthwein and Martin work together to conduct such evaluations and develop appropriate recommendations. The Compensation and Development Committee then reviews and votes to approve or modify these recommendations.

For more information on the Compensation and Development Committee, view our Corporate Governance Section of this Proxy Statement. Additionally, the Compensation and Development Committee’s charter can be found on our website at www.thorindustries.com.

Our Independent Compensation Consultant

In Fiscal Year 2018, the Compensation and Development Committee utilized Willis Towers Watson as its compensation consultant. Willis Towers Watson reports directly to the Committee, and the Committee is empowered to retain or replace Willis Towers Watson or hire additional consultants at any time. A representative of Willis Towers Watson regularly attends the Committee meetings and provides data and advice to the Committee throughout the year. Additionally, a representative from Willis Towers Watson regularly meets in executive session with the Committee.

Willis Towers Watson’s role is to provide market and peer group data and to advise the Committee on compensation-related decisions.

During Fiscal Year 2018, the compensation consultant provided the following services to the Committee:

•	Provided periodic reports of executive compensation trends;

•	Provided peer group analysis, including benchmarking data, supporting recommendations for the Company’s executive compensation;

•	Reviewed drafts and commented on elements of the Company’s Compensation Discussion and Analysis;

•	Advised the Committee of regulatory developments (e.g. pay ratio rule);

•	Ran TSR analyses for our Committee; and

•	Modeled and evaluated alternative pay programs.

In Fiscal Year 2018, the total fees and expenses attributable to Willis Towers Watson were $131,561.84.

Our Compensation Peer Group

Importantly, Willis Towers Watson assists the Committee in determining an appropriate compensation peer group. Our Company has a unique challenge in its peer review process. With the exception of two competitors who are not reasonable compensation peers due to significant size differences, none of the companies with whom we compete for talent are publicly-traded and, therefore, our competitors do not publicly disclose their compensation practices. Geographic proximity to our competitors makes the competition for key talent an ever-present challenge. Our compensation plans are developed with that fact in mind and are designed to attract and retain industry-leading talent through a program that is reasonable and heavily tied to our Company’s financial performance. In Fiscal Year 2018, as it has previously, Thor benchmarked its executive pay against a peer group of publicly-traded companies and used this data in conjunction with

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Compensation Discussion and Analysis

our own industry-specific knowledge in evaluating its executive compensation practices. The Compensation and Development Committee periodically reviews and, as indicated, updates the peer group. Our general guidelines for our peer group are to include companies that are one-half to two times our revenue; however, our current makeup of peers is slightly more conservative. None of our competitors that fall in that range of revenue publicly disclose their compensation data so none of our competitors are included in this group. However, our peer group represents manufacturing companies of similar size as expressed in sales and market capitalization. Additionally, we sought to identify manufacturing firms that introduce their products to market through dealerships or franchises. Beyond these factors, however, there is no true basis for comparison between Thor and these companies. While the compensation peer group is not comprised of our market competitors, it nevertheless provides a somewhat meaningful basis for market comparison of our executive compensation packages. We believe the peer group below represents as good a comparator group as can currently be found for our Company. Our peer group for Fiscal Year 2018 consisted of the following companies:

Peer Group for FY 2018

AGCO Corporation

American Axle Manufacturing, Inc.

BorgWarner, Inc.

Brunswick Corporation

Dover Corporation

Flowserve Corporation

Fortune Brands Home & Security, Inc.

Harley-Davidson, Inc.

Oshkosh Corporation

Owens Corning

Parker-Hannifin Corporation

Pentair PLC

Polaris Industries, Inc.

Stanley Black & Decker, Inc.

Tenneco, Inc.

Textron, Inc.

While our stock had a disappointing year in Fiscal Year 2018 given our record numbers, when compared to our peer group over the last five (5) years, we have performed very well. The chart below depicts our stock versus the average stock performance of our peer group over the last five (5) years. Our stock has grown at nearly double the rate of our peer group average.

In evaluating the competitiveness and reasonableness of our executive compensation practices, we analyze the peer group’s compensation data as reported in their most recent proxy statements. In this process, we measure actual pay data with comparable NEOs and the aggregate NEO compensation. We also evaluate the fixed and incentive-based variables of our compensation program as compared to the peer group. This information is then presented to the Committee for its consideration as it determines the appropriate compensation of our NEOs. While the Company reviews the compensation information of its peer group, generally, it does not aim to meet any particular benchmark figure.

Measuring the Alignment: Evaluating the Relationship Between Our Fiscal Year 2018 Performance and Our Compensation

As noted above, our founders developed a pay strategy that was specifically intended to align pay with Company financial performance, which, over the long-term, aligns the pay with our Shareholders. In application, we believe this philosophy has worked exceedingly well. Fiscal Year 2018 posed a great test for our compensation plan as it was a year of record profit, yet because of several factors that primarily affected the second half of our year, our stock price ended the year lower than where it began. Our Fiscal Year 2018 results include:

•	Company record total sales of $8.33 billion, up 14.9% from Fiscal Year 2017’s prior record level;

•	Record high net income of $430 million, up 14.9% from Fiscal Year 2017’s prior record level;

•	Towable RV sales up 17.2% over Fiscal Year 2017;

•	Motorized RV sales up 8.9% over Fiscal Year 2017;

•	Three-year TSR of 21%; and

•	Record diluted earnings per share of $8.14, up 14.8% from Fiscal Year 2017’s prior record level.

The success of our philosophy is demonstrated by the relationship between Company performance and NEO compensation. The chart below compares the percentage growth of our CEO’s compensation to the percentage growth of our net income before taxes and our growth in EPS for Fiscal Year 2018. In Fiscal Year 2018, earnings before tax increased by 13.8%, and EPS grew by 14.8%. While our CEO’s compensation increased by 13.0%.

While Fiscal Year 2018’s TSR was disappointing to us, the year offered a great test to our compensation plan. Despite the negative TSR for the year, our strong performance over the longer term supports the total compensation paid to our CEO. As we have indicated in the past, the evaluation of our plan is ongoing, and we provide periodic stress testing of our plan to ensure that it will pass the proxy advisory firm’s metric testing. Fiscal Year 2018 posed a great stress test for the plan, and it passed.

Application of our compensation philosophy results in NEO compensation that is heavily determined by variable incentive-based pay. The following graphs depict the relative breakdown between base salary and variable incentive pay as reported in the Summary Compensation Table on page 53.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        47

Compensation Discussion and Analysis

As demonstrated in the charts, implementation of our philosophy resulted in approximately 95% of our CEO compensation and approximately 89% of our NEO compensation being variable, performance-based compensation for Fiscal Year 2018. Keeping in mind that our founder, Peter Orthwein, receives no incentive-based LTI award given his large share position in Thor, the charts still reveal a heavy dependency of the pay program on variable, performance-based compensation. While our Compensation and Development Committee maintains discretion to issue appropriate and necessary bonuses to our NEOs to ensure retention of key talent and also to ensure that formulaic bonuses are earned in the context of good governance, ethics, and business practices, the performance-based incentive compensation portion of the NEO compensation generally increases and decreases based upon the profitability of the Company.

Compensation Breakdown

FY 2018 CEO COMPENSATION BREAKDOWN

FIXED PAY
Base Salary
5%

VARIABLE PAY
Short-term Incentive
63%

VARIABLE PAY
Long-term Incentive
32%

VARIABLE PAY
Total
95%

CEO

FY 2018 NEO COMPENSATION BREAKDOWN

(includes all NEOs)

FIXED PAY
Base Salary
11%

VARIABLE PAY
Short-term Incentive
54%

VARIABLE PAY
Long-term Incentive
35%

VARIABLE PAY
Total
89%

NEO

Report of the Compensation and Development Committee

We, the Compensation and Development Committee of the Board of Directors of Thor Industries, Inc., have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. After our review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2018

The Compensation and Development Committee

Andrew E. Graves, Chair

Wilson Jones

Christopher Klein

Jan H. Suwinski

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        49

2018 CEO Pay Ratio

In accordance with SEC rules, for Fiscal Year 2018, we determined the annual total compensation of our median compensated employee and present a comparison of that annual total compensation to the annual total compensation of our President and CEO, Robert W. Martin.

•  The Fiscal Year 2018 annual total compensation of Mr. Martin was $14,993,153.

•  The Fiscal Year 2018 annual total compensation of our median compensated employee was $55,453

•  Accordingly, the ratio of Mr. Martin’s annual total compensation to the annual total compensation of our median compensated employee for 2018 was 270 to 1*.

*This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K.

Identification of Median Employee

We selected June 30, 2018, as the date on which to determine our median employee. As of that date, the Company had approximately 16,300 employees. For purposes of identifying the median employee, we used taxable (W-2) fiscal year-to-date compensation. Using this methodology, we determined that our median employee was a full-time, hourly direct labor employee. In determining the annual total compensation of the median employee for Fiscal Year 2018, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required by the SEC’s executive compensation disclosure rules, which calculation included the median employee’s base pay, overtime pay, and bonus compensation. We performed this calculation in the same manner used to determine Mr. Martin’s total compensation, as reported in the Summary Compensation Table.

The pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as the method, assumptions, adjustments or estimates used to calculate the median employee may be different from the method used by us. In addition, other companies may have different employment and compensation practices than we do.

2018 CEO Pay Ratio

	2018 Total Compensation	CEO Pay Ratio

Robert Martin	$14,993,153	270.1

Median Employee	$ 55,453

Compensation Committee Interlocks and Insider Participation

For Fiscal Year 2018, the Compensation and Development Committee was comprised entirely of the four (4) independent Directors listed on page 49. No member of the Compensation and Development Committee is a current or, during our Fiscal Year 2018 or any time before, was a former officer or employee of the Company or any of its operating subsidiaries. During Fiscal Year 2018, no member of the Compensation and Development Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In Fiscal Year 2018, none of our Executive Officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation and Development Committee of the Company.

Compensation Risk Assessment

As our Compensation and Development Committee evaluates our compensation programs, it considers many areas of risk potentially associated with the various programs as well as steps that can be taken to mitigate those risks. This process includes consideration of many factors, including:

•	Oversight of the business and our MIP and LTI provided to our NEOs;

•	Our entrepreneurial culture, which we believe encourages employees to think like owners;

•	Our internal controls, which we believe have been strengthened over the past several years and are consistently reviewed for further opportunity of improvement;

•	Rigorous internal audits that are conducted throughout our Company on a regular basis;

•	Our enterprise risk management program, including an annual assessment of the risks facing our Company led by senior management;

•	Stock Ownership Guidelines and the time-based vesting component of our LTI, which encourage long-term value creation, and serve to counterbalance potentially significant short-term incentive-based compensation;

•	The performance criteria of our MIP and LTI programs, which emphasizes overall business results over individual performance;

•	Linear award calculations under our MIP and LTI, with no steep payout curves or disproportionate increases in compensation payout thresholds that might create incentives to take greater risks for greater rewards;

•	The same metric – pre-tax profits – used each year; this metric has not been changed to take advantage of any benefits associated with short-term circumstances;

•	Our ability to consider non-financial, compliance, and other qualitative performance factors in determining actual compensation payouts for Executive Officers;

•	Our ability to use downward discretion and clawback payments;

•	Finance officers of each of our operating subsidiaries report to our Chief Financial Officer; and

•	The relative performance of the pay program as assessed through the analytics utilized by shareholder advisory firms, which allows for dynamic monitoring of the pay program’s alignment with our compensation group peers and our own performance.

Management and the Compensation and Development Committee will continue to regularly evaluate the risks associated with our compensation programs and will consider changes necessary to prevent incentives to take excessive risk. As a result of our most recent evaluation, we do not believe that our compensation programs created risks that are reasonably likely to have a material adverse effect on the Company. To the contrary, we believe that the programs promote sound business judgment and align employee performance with the realization of the Company’s strategic plan and maximization of Shareholder value.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        51

Executive Compensation

The following tables, narrative, and footnotes disclose the compensation paid to the Named Executive Officers of the Company. The Named Executive Officers include the: Executive Chairman; Chief Executive Officer; Senior Vice President and Chief Financial Officer; Senior Vice President, General Counsel, and Corporate Secretary; and Senior Vice President of Administration and Human Resources.

Summary Compensation Table

The following Summary Compensation Table summarizes the total compensation awarded to our Named Executive Officers in Fiscal Years 2018, 2017, and 2016:

Name and Principal Position	Year	Salary ($) [1]	Bonus ($) [2]	Share Awards ($) [3]		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Peter B. Orthwein	2018	500,000	–	–		–	1,582,573	(4)	–	–	2,082,573
Executive Chairman	2017	500,000	–	–		–	1,390,965		–	–	1,890,965
	2016	500,000	–	–		–	952,241		–	–	1,452,241

Robert W. Martin	2018	750,000	–	4,747,718	(5)	–	9,495,435	(6)	–	–	14,993,153
President and Chief	2017	750,000	–	4,371,035		–	8,147,650		–	–	13,268,685
Executive Officer	2016	750,000	–	1,904,480		–	6,665,681		–	–	9,320,161

Colleen Zuhl	2018	600,000	–	1,835,784	(7)	–	1,329,361	(8)	–	–	3,765,145
Senior Vice President and	2017	600,000	–	1,617,980		–	1,163,950		–	–	3,381,930
Chief Financial Officer	2016	600,000	75,000	761,792		–	761,792		–	–	2,198,584

Todd Woelfer	2018	600,000	–	1,455,967	(9)	–	1,076,149	(10)	–	–	3,132,116
Senior Vice President	2017	600,000	–	1,294,384		–	931,160		–	–	2,825,544
General Counsel, and	2016	500,000	75,000	666,568		–	666,568		–	–	1,908,136
Corporate Secretary

Kenneth D. Julian	2018	500,000	–	1,234,407	(11)	–	633,065	(12)	–	–	2,367,472
Senior Vice President of	2017	500,000	–	1,082,643		–	558,696		–	–	2,141,339
Administration and	2016	500,000	–	666,568		–	457,076		–	–	1,623,644
Human Resources

(1)	All compensation figures in this table are rounded to the nearest dollar amount.

(2)	The amounts in this column reflect the payment of discretionary bonuses.

(3)	Share awards were determined in accordance with FASB ASC Topic 718.

(4)	This amount consists of a non-equity incentive plan award paid to Mr. Orthwein for Fiscal Year 2018 equal to 0.25% of our pre-tax profits for each fiscal quarter during the Fiscal Year.

(5)	This amount consists of an equity incentive plan award paid to Mr. Martin for Fiscal Year 2018 which was based on a formula equal to 0.75% of our pre-tax profits.

(6)

This amount consists of a non-equity incentive plan award to Mr. Martin in Fiscal Year 2018 which was based on a formula equal to 1.5% of our pre-tax profits for each fiscal quarter during the Fiscal Year.

(7)	This amount consists of an equity incentive plan award to Ms. Zuhl for Fiscal Year 2018 which was based on a formula equal to 0.29% of our pre-tax profits.

(8)

This amount consists of a non-equity incentive plan award to Ms. Zuhl for Fiscal Year 2018 which was based on a formula equal to 0.21% of our pre-tax profits for each fiscal quarter during the Fiscal Year.

(9)	This amount consists of an equity incentive plan award to Mr. Woelfer for Fiscal Year 2018 which was based on a formula equal to 0.23% of our pre-tax profits.

(10)

This amount consists of a non-equity incentive plan award to Mr. Woelfer for Fiscal Year 2018 which was based on a formula equal to 0.17% of our pre-tax profits for each fiscal quarter during the Fiscal Year.

(11)	This amount consists of an equity incentive plan award to Mr. Julian for Fiscal Year 2018 which was based on a formula equal to 0.195% of our pre-tax profits.

(12)

This amount consists of a non-equity incentive plan award to Mr. Julian for Fiscal Year 2018 which was based on a formula equal to 0.10% of our pre-tax profits for each fiscal quarter during the Fiscal Year.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        53

Executive Compensation

Grants of Plan-Based Awards for Fiscal Year 2018

The following table summarizes the grants made to each of our NEOs for Fiscal Year 2018 under our 2016 Plan or other plans or arrangements:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value Of Share And Option Awards [3]
Name	Grant Date	Threshold ($)	Target ($) [1]	Max ($) [2]	Threshold ($)	Target ($) [1]	Max ($) [2]

Peter B. Orthwein	8/11/2017	$ 0	$ 1,390,965
	8/11/2017					– (4)		–

Robert W. Martin	8/11/2017	$ 0	$ 8,345,790
	8/11/2017				$ 0	$ 4,172,895		$ 4,747,718	(5)

Colleen Zuhl	8/11/2017	$ 0	$ 1,168,411
	8/11/2017				$ 0	$ 1,613,519		$ 1,835,784	(6)

Todd Woelfer	8/11/2017	$ 0	$ 945,856
	8/11/2017				$ 0	$ 1,279,688		$ 1,455,967	(7)

Kenneth D. Julian	8/11/2017	$ 0	$ 556,386
	8/11/2017				$ 0	$ 1,084,953		$ 1,234,407	(8)

(1)

Under our Plan, we do not set targets or goals. We compensate on a percentage of our NBT. Due to the lack of identified targets and pursuant to SEC guidance, the targets listed here are representative targets equal to amounts that would be earned in Fiscal Year 2018 under our non-equity incentive plan and under our equity incentive plan based on our Fiscal Year 2017 results. With respect to our LTI, NBT is denominated in dollars, but the relevant percentage of NBT earned will be paid out in restricted stock units in the form of whatever number of shares of the Company on a 1-to-1 basis that amount translates into at the time of the payout.

(2)	Our 2016 Plan limits total award at $20,000,000.

(3)	Represents the fair value per share of awards as of the grant date pursuant to FASB ASC Topic 718.

(4)	Mr. Orthwein was not granted an equity award under our LTI due to his significant equity holdings as a founder of our Company.

(5)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Martin was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.75% of our pre-tax profits during Fiscal Year 2018 (the actual grant date fair value of this award was $4,747,718). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(6)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Ms. Zuhl was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.29% of our pre-tax profits during Fiscal Year 2018 (the actual grant date fair value of this award was $1,835,784). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units.    Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(7)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Woelfer was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.23% of our pre-tax profits during Fiscal Year 2018 (the actual grant date fair value of this award was $1,455,967). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

(8)

As shown under the column “Share Awards” in the Summary Compensation Table and as described in “Compensation Discussion and Analysis”, Mr. Julian was granted a performance-based equity incentive award under the 2016 Plan payable in restricted stock units equal to 0.195% of our pre-tax profits during Fiscal Year 2018 (the actual grant date fair value of this award was $1,234,407). The restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of issuance of such stock units. Because this award is based on a percentage of our pre-tax profits, it is impossible to calculate targets and meaningful maximum amounts for such awards. Refer to footnotes 1 and 2.

Executive Employment Agreements

Currently, none of our NEOs have written employment agreements.

S ummary of Equity Compensation Plans

Thor Industries, Inc. 2016 and 2010 Equity and Incentive Plans

Our 2016 Equity Incentive Plan (the “2016 Plan”) and our 2010 Equity Incentive Plan (the “2010 Plan” and together with the 2016 Plan the “Equity Plans”) are each designed to enable us to obtain and retain the services of the types of employees and Directors who will contribute to our long-range success and to provide incentives that are linked directly to increases in share value, which will inure to the benefit of our Shareholders. The maximum number of shares issuable under each of the Equity Plans is 2,000,000 (subject to adjustment to reflect certain corporate transactions or changes in our capital structure), with 1,669,452 and 1,211,385 shares remaining available to be granted under the 2016 Plan and the 2010 Plan, respectively, subject to recycling provisions in the Equity Plans for canceled, forfeited, or expired shares.

ADMINISTRATION

The Equity Plans are administered by the Compensation and Development Committee (our “Committee”). Among other responsibilities, the Committee selects participants from among the eligible individuals, determines the number of shares of Common Stock that will be subject to each award, and prescribes the terms and conditions of each award, including without limitation the exercise price, methods of payment, vesting provisions, and restrictions on awards.

ELIGIBILITY

Our employees and Directors and those of our affiliated companies (employees of affiliated companies only with respect to the 2010 Plan), as well as those whom we reasonably expect to become our employees and Directors or those of our affiliated companies (employees of affiliated companies only with respect to the 2010 Plan), are eligible to receive awards.

AVAILABLE EQUITY AWARDS

STOCK OPTIONS

Under each of our Equity Plans, the Committee may grant incentive and nonstatutory stock options. The exercise price of an incentive or nonstatutory stock option must generally be at least 100% (and in the case of an incentive stock option granted to a more than 10% Shareholder, 110%) of the fair market value of the Common Stock subject to that option on the date that option is granted. The Committee determines the rate at which options vest (provided options granted under the 2016 Plan may vest only after the expiration of a minimum one-year period from the date of the award) and any other conditions with respect to exercise of the options, in each case subject to the terms of the applicable Equity Plan. Only employees may be granted incentive stock options.

RESTRICTED AWARDS AND PERFORMANCE COMPENSATION AWARDS

Our Committee may award actual shares of our Common Stock (“Restricted Stock”) or hypothetical Common Stock units having a value equal to the fair market value of an identical number of shares of our Common Stock and paid in the form of shares of Common Stock or cash (“Restricted Stock Units”). The Committee may generally determine, in its sole discretion, the terms of each award, including the applicable restricted period prior to delivery or settlement of the award. Participants generally have the rights and privileges of a stockholder as to Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends; provided, that, any cash dividends and stock dividends with respect to the Restricted Stock are withheld by the Company for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock have lapsed. Participants have no voting rights with respect to any Restricted Stock Units. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock. Such dividend equivalents are held by the Company for the participant’s account, and not paid by the Company unless and until the restrictions on the Restricted Stock Units have lapsed. Restricted Stock and Restricted Stock Unit awards may be subject to forfeiture.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        55

Executive Compensation

Generally Restricted Stock and Restricted Stock Units may not be sold or transferred during the restricted period. The Committee may provide for an acceleration of vesting in the terms of any restricted award.

Under each of our Equity Plans, the Committee may designate relevant awards as performance compensation. Performance compensation awards entitle the recipients to receive Common Stock or hypothetical common share units upon the attainment of specified performance goals. Cash bonuses may also be designated as performance compensation awards.

STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant stock appreciation rights to participants under our Equity Plans. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our Common Stock’s appreciation over a span of time in excess of the fair market value of a share of Common Stock on the date of grant of the stock appreciation right.

ADJUSTMENTS IN CAPITALIZATION

The Administrator may, in its discretion, grant restricted awards, including both restricted stock and restricted stock units (a hypothetical account that is paid in the form of shares of Common Stock or cash), and performance compensation awards. The Administrator will determine, in its sole discretion, the terms of each award. Shares of Common Stock acquired under a restricted award may be subject to forfeiture. Restricted stock may not be sold or transferred during the restricted period. The Administrator may provide for an acceleration of vesting in the terms of any restricted award.

AMENDMENTS

Our Board of Directors may amend, suspend, or terminate the Equity Plans or awards thereunder at any time, provided that amendments to the Equity Plans will not be effective without Shareholder approval if such approval is required by applicable law or stock exchange requirements and amendments to awards without participant approval generally may not impair the participant’s rights under the award. In addition, under the terms of the 2016 Plan, the Company generally may only reduce the exercise price of an option or stock appreciation right, or cancel outstanding option and stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with a lower exercise price, with Shareholder approval.

CHANGE IN CONTROL UNDER THE 2016 PLAN

Subject to the terms of an award agreement, in the event of a change in control, as defined in the 2016 Plan, (i) any and all outstanding options and stock appreciation rights granted under the 2016 Plan shall become immediately exercisable unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, any awards so assumed, converted, replaced, or continued will become immediately exercisable; (ii) any restriction imposed on a restricted award or performance compensation award shall lapse unless such awards are assumed, converted, replaced, or continued by the continuing entity; provided, however, that in the event of a participant’s termination of employment without cause or resignation for good reason within twenty-four (24) months following consummation of a change in control, the restrictions on any awards so assumed, converted, replaced, or continued shall lapse; and (iii) the portion of any and all performance compensation awards that remain outstanding following the occurrence of a change in control shall be determined by applying actual performance from the beginning of the performance period through the date of the change in control using the performance formula to determine the amount of the payout or distribution rounded to the nearest whole share of Common Stock. Notwithstanding the foregoing, if the change in control occurs prior to the end of a performance period for an award, the performance formula shall generally be adjusted to take into account the shorter period of time available to achieve the performance goals.

The portion of an award that remains outstanding following the occurrence of a change in control shall vest in full at the end of the performance period set forth in such award so long as the participant’s employment (or if the participant is a Director, service) with the Company or one of its subsidiaries does not terminate until the end of the performance period. Notwithstanding the foregoing, such portion shall vest in full upon the earliest to occur of the following events: (i) the termination of the participant by the Company without cause, (ii) the refusal of the continuing entity to assume, convert, replace, or continue the award, or (iii) the resignation of the participant for good reason.

“Cause” as used in the 2016 Plan generally means the employee has committed or pled guilty to a felony or a crime involving moral turpitude, has engaged in conduct likely to result in harm to the Company’s reputation, has been grossly negligent, has engaged in willful misconduct with respect to the Company, or violated federal or state securities laws. “Good reason” as used in the 2016 Plan generally means a diminution of the participant’s duties or authority, any relocation of more than 50 miles, or a material reduction in salary.

CHANGE IN CONTROL UNDER THE 2010 PLAN

In Fiscal Year 2015, the Board voted to amend the 2010 Plan commencing with Fiscal Year 2016 to require a “double trigger” requiring either a corresponding change in employment status or the failure of an acquirer to assume the award before any change in control would result in the accelerated vesting of an award. This change applies to grants made under the 2010 Plan in Fiscal Year 2016 and after. Grants outstanding before the Board approved this change would be treated as follows:

In the event of a change in control, as defined in the 2010 Plan, and regardless of whether in combination with another event such as a termination of the applicable participant’s service by the Company without cause, unless otherwise provided in an award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of such shares of Restricted Stock or Restricted Stock Units subject to such award (including a waiver of any applicable performance goals).

In addition, unless otherwise provided in an award agreement, all incomplete performance periods in respect of a performance compensation award will end upon a change in control, and the Committee will (a) determine the extent to which performance goals with respect to each such performance period have been met, and (b) cause to be paid to the applicable participant partial or full performance compensation awards with respect to performance goals for each such performance period based upon our Committee’s determination of the degree of attainment of performance goals or assuming that applicable “target” levels of performance have been attained or on such other basis as determined by our Committee. Further, in the event of a change in control, the Committee may in its discretion and upon advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by other Shareholders of the Company.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        57

Executive Compensation

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information concerning option awards and share awards held by our NEOs as of July 31, 2018:

	Stock Awards
Name	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)

Peter B. Orthwein	—		—

Robert W. Martin	57,718	(1)	$ 5,474,552

Colleen Zuhl	21,204	(2)	$ 2,011,199

Todd Woelfer	17,933	(3)	$ 1,700,945

Kenneth D. Julian	16,283	(4)	$ 1,544,443

(1)

Mr. Martin received a restricted stock unit award of 26,016 units on October 9, 2015; 22,487 units on October 10, 2016; and 34,052 units on October 10, 2017. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(2)

Ms. Zuhl received a restricted stock unit award of 7,804 units on October 9, 2015; 8,995 units on October 10, 2016; and 12,605 units on October 10, 2017. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(3)

Mr. Woelfer received a restricted stock unit award of 7,804 units on October 9, 2015; 7,870 units on October 10, 2016; and 10,084 units on October 10, 2017. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

(4)

Mr. Julian received a restricted stock unit award of 7,804 units on October 9, 2015; 7,870 units on October 10, 2016; and 8,434 units on October 10, 2017. These units vest in three equal annual installments commencing on the one-year anniversary date of each of the awards respectively.

Option Exercises and Shares Vested in Fiscal Year 2018

There were no options exercised by our NEOs in Fiscal Year 2018. None of our NEOs own options, and none were awarded in Fiscal Year 2018. The following table summarizes information regarding the vesting of share awards for each NEO in Fiscal Year 2018:

	Stock Awards
Name	Acquired upon Vesting (#)	Value Realized on Vesting ($)

Peter B. Orthwein	—	—

Robert W. Martin	26,172	$ 3,337,659

Colleen Zuhl	7,222	$ 930,564

Todd Woelfer	6,847	$ 882,429

Kenneth D. Julian	6,847	$ 882,429

Non-Qualified Deferred Compensation for Fiscal Year 2018

The following table shows the contributions, earnings, and account balances for Fiscal Year 2018 for the NEOs participating in our Deferred Compensation Plan:

Name	Executive Contributions in Fiscal Year 2018 (1)	Registrant Contributions in Fiscal Year 2018	Aggregate Earnings in Fiscal Year 2018	Aggregate Withdrawals/ Distributions	Aggregate Balance at 7/31/18

Colleen Zuhl	$ 66,650	—	$ 15,342	—	$ 244,665

Todd Woelfer	$ 150,748	—	$ 46,943	—	$ 513,440

Kenneth D. Julian	$ 46,280	—	$ 20,741	—	$ 234,107

(1)	The amounts shown as contributions are also included in the amounts shown as Fiscal Year 2018 salary column of the Summary Compensation Table on page 53.

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        59

Executive Compensation

Summary of Deferred Compensation Plan

On December 9, 2008, our Board approved and adopted the amended and restated Thor Industries, Inc. Deferred Compensation Plan (our “Deferred Compensation Plan”), which was amended and restated primarily to comply with Section 409A of the Code. The general purpose of our Deferred Compensation Plan is to provide our eligible employees with the benefits of an unfunded, non-qualified deferred compensation program.

Under our Deferred Compensation Plan, participants may elect to defer portions of their salary and bonus amounts. The amounts are credited to the participant’s individual account, which is credited with earnings and losses based on the performance of certain investment funds selected by us and elected by the participant.

Participants are vested in their elective deferrals at all times. Vested benefits become payable under our Deferred Compensation Plan (i) upon the participant’s separation from service, (ii) upon the occurrence of a change in control, (iii) upon the participant’s death or disability, or (iv) in connection with a severe financial hardship due to an unforeseen emergency (but in this case amounts payable are limited to the amount necessary to satisfy the emergency plus anticipated taxes). In each case, payment will be made within ninety (90) days following the event triggering the payment unless the participant is determined by our Board to be a specified employee under Section 409A of the Code and the payment trigger is the participant’s separation from service, in which case the payment will be delayed for a period of six (6) months.

At the time the participant makes a deferral election, the participant may elect a lump sum payment or installment payments spreading payment over 2 to 15 years upon separation from service.

Our Compensation and Development Committee administers our Deferred Compensation Plan. Our Compensation and Development Committee has the ability to modify or terminate the plan, provided that any modification or termination does not adversely affect the rights of any participant or beneficiary as to amounts under the plan. Our Compensation and Development Committee also has the ability to terminate our Deferred Compensation Plan and accelerate the payments of all vested accounts in connection with certain corporate dissolutions or changes in control, provided that the acceleration is permissible under Section 409A of the Code. Our Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Potential Payments Upon Termination or Change in Control and Agreements with Resigning Officers

Except for (i) potential payments under our Deferred Compensation Plan and (ii) the previously discussed lapsing of restrictions on certain restricted awards, as of July 31, 2018, there were no potential obligations owed to our NEOs or their beneficiaries under existing plans or arrangements, whether written or unwritten, in the event of a change in control or termination of employment, including because of death, disability, or retirement.

The Company has no employment or similar agreements with any NEO with provisions regarding severance or change in control benefits.

Our Deferred Compensation Plan provides for payment of the vested deferred amounts upon termination of employment and following a change in control. Under our Deferred Compensation Plan, if an NEO’s employment terminated on or before July 31, 2018, or if the NEO died or became disabled, the entire vested account balance (reported in the “Aggregate Balance at 7/31/18” column of the Non-Qualified Deferred Compensation table above) would be paid. A change in control would also trigger payment to the NEO. The Outstanding Equity Awards at 2018 Fiscal Year-End table provides the fair value of outstanding restricted units that would have vested upon a change of control and either a corresponding change in employment status or the failure of the acquirer to assume such awards occurring as of July 31, 2018.

Ownership of Common Stock

The following table sets forth information as of October 15, 2018, with respect to the beneficial ownership, as defined in Rule 13(d) under the Exchange Act, of our Common Stock by: (i) each person known by the Company to beneficially own, as defined in Rule 13d-3 under the Exchange Act, 5% or more of the outstanding Common Stock; (ii) each Director of the Company; (iii) each Executive Officer of the Company named in the Summary Compensation Table on page 53; and (iv) all Executive Officers and Directors of the Company as a group. As of October 15, 2018, there were 52,806,981 shares of Common Stock issued and outstanding:

	Beneficial Ownership

Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percent

Peter B. Orthwein	2,020,630 (3)	3.8%

Robert W. Martin	82,096	*

Colleen Zuhl	16,368	*

Todd Woelfer	14,794	*

Kenneth D. Julian	19,493	*

Andrew Graves	11,039	*

Amelia A. Huntington	—	*

Wilson Jones	4,000	*

Christopher Klein	—	*

J. Allen Kosowsky	11,000	*

Jan H. Suwinski	16,000	*

James L. Ziemer	14,000	*

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	4,358,639 (4)	8.3%

BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	3,915,762 (5)	7.4%

Melvin Capital Management, L.P. 527 Madison Avenue, 25th Floor New York, NY 10022	3,057,030 (6)	5.8%

All Directors and Executive Officers as a group (twelve persons)	2,209,420	4.2%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Thor Industries, Inc., 601 East Beardsley Avenue, Elkhart, Indiana 46514.

(2)

Except as otherwise indicated, the persons in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them and such shares include restricted stock and restricted stock units which are currently exercisable or will become exercisable or vested within sixty (60) days from October 15, 2018.

(3)

Includes 887,452 shares held directly; 67,440 shares owned by Mr. Orthwein’s wife; 30,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s half-brother, of which Mr. Orthwein is a trustee; 74,783 shares owned of record by the Trust FBO Peter B. Orthwein, of which Mr. Orthwein is the trustee and beneficiary; 37,255 shares held by a charitable annuity trust of which Mr. Orthwein and his wife are trustees and Mr. Orthwein’s three youngest children are beneficiaries; 124,000 shares owned of record by a trust for the benefit of Mr. Orthwein’s children for which Mr. Orthwein acts as a trustee; 500,000 shares held in a grantor retained annuity trust of which Mr. Orthwein is the beneficiary and trustee; and 299,700 shares held in a trust of which Mr. Orthwein is sole trustee for his three youngest children as beneficiaries.

(4)	The number of shares listed for The Vanguard Group, Inc. is based on a Schedule 13F filed on June 30, 2018.

(5)	The number of shares listed for BlackRock Fund Advisors is based on a Schedule 13F filed on June 30, 2018 (represents combined BlackRock Fund Advisors and BlackRock Institutional Trust Company).

(6)	The number of shares listed for Melvin Capital Management, L.P. is based on a Schedule 13F filed on June 30, 2018.

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Additional Corporate Governance Matters

Certain Relationships and Transactions with Management

Our Audit Committee is required to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. All such related party transactions must also be approved by the disinterested members of our Board if required by Delaware General Corporation Law. Through its review for Fiscal Year 2018 activity, the Audit Committee identified no such transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require the filing of certain reports by officers, directors, and beneficial owners of more than ten percent (10%) of our securities with the SEC and the NYSE. Specific due dates have been established and we are required to disclose in this Proxy Statement any failure to file by these dates. Based solely on a review of copies of the filings furnished to us, or written representations that no such filings were required, the Company believes that all filing requirements were satisfied by each of our Officers, Directors, and ten percent (10%) Shareholders during Fiscal Year 2018.

Shareholder Proposals

In order to submit Shareholder proposals for the 2019 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Secretary at the Company’s principal office, no later than July 3, 2019, provided that if the date of the 2019 Annual Meeting of Shareholders is more than 30 days before or more than 30 days after December 14, 2019, then the deadline will be a reasonable time before the Company makes available its proxy materials.

Shareholder director nominations for inclusion in the Company’s Proxy Statement under the Company’s proxy access program must be received by the Secretary at the Company’s principal office not before June 3, 2019 or after July 3, 2019, provided, however, that if the date for which the 2019 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 14, 2019, then notice by the nominating Shareholder to be timely must be received by the Secretary of the Company by the later of the close of business on the date that is 180 days prior to the date of the 2019 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of such annual meeting date is first made.

The Company’s By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To properly bring before the 2019 Annual Meeting of Shareholders, a nomination or other matter the Shareholder wishes to present at the meeting, Shareholder written notification of such matter, must be received by the Secretary at the Company’s principal office not before August 22, 2019, or after September 16, 2019, provided that if the date for which the 2019 Annual Meeting of Shareholders is called is more than 30 days before or more than 30 days after December 14, 2019, then notice by the Shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of the 2019 Annual Meeting of Shareholders and not later than the later of (i) the 75th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made.

All Shareholder proposals must comply with all of the requirements of SEC Rule 14a-8 or the Company’s By-Laws, as applicable. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with applicable requirements.

Other Matters

Management knows of no other matters that will be presented for consideration at the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors,

Todd Woelfer

Senior Vice President, General Counsel, and Corporate Secretary

October 31, 2018

Appendix A

Amendment to Amended and Restated Certificate of Incorporation

SEVENTH: Effective with the election of directors at the annual meeting ~~of stockholders~~ to be held in ~~1998, the~~ 2019, directors shall be ~~classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the bylaws, one class to hold office for a term expiring at the~~ elected at each annual meeting of stockholders ~~to be held in 1999, and another class to~~ and each director so elected shall hold office ~~for a term expiring at~~ until the next annual meeting of stockholders ~~to be held in 2000, and another class to hold office for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are~~ and until such director’s successor shall be elected and qualified ~~. Effective with the election of directors at the annual meeting of stockholders to be held in 1998, the successors to the class of directors whose term expires at that meeting and thereafter shall be elected to hold office for a three-year term and until their successors are elected and qualified.~~ , or until his or her earlier death, resignation or removal.

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the Corporation, the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally for the election of directors, voting together as a single class, shall be required to remove any director from office without cause.

~~Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary and notwithstanding the fact that a lesser percentage may be permitted by law or the by-laws of the Corporation, the affirmative vote of the holders of at least 75 percent of the shares of the Corporation entitled to vote generally for the election of director, voting together as a single class, shall be required to alter, amend or repeal this Article SEVENTH.~~

Thor Industries, Inc.   |   Notice of 2018 Annual Meeting & Proxy Statement        65

THOR INDUSTRIES, INC. ATTN: W. TODD WOELFER 601 EAST BEARDSLEY AVENUE ELKHART, IN 46514

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

NAME	CONTROL #

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS A

THE COMPANY NAME INC. - CLASS B

THE COMPANY NAME INC. - CLASS C

THE COMPANY NAME INC. - CLASS D

THE COMPANY NAME INC. - CLASS E

THE COMPANY NAME INC. - CLASS F

THE COMPANY NAME INC. - 401 K

	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	PAGE 1 OF 2
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐

1. Election of Directors
Nominees
01 Andrew Graves 02 Amelia A. Huntington 03 Christopher Klein
The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain
2. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our Fiscal Year 2019.							☐	☐	☐
3. Non-binding advisory vote to approve the compensation of our named executive officers (NEOs).							☐	☐	☐
4. Vote to declassify the Board of Directors.							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

			JOB #					SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

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THOR INDUSTRIES, INC. Annual Meeting of Shareholders December 14, 2018 1:00 PM EST This proxy is solicited by the Board of Directors

The undersigned shareholder of Thor Industries, Inc. hereby appoints Peter B. Orthwein and W. Todd Woelfer, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of THOR INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 1:00 PM, EST on December 14, 2018, at Grand Hyatt New York, 109 East 42nd Street, New York, NY 10017, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side